UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.         )

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MDU Resources Group, Inc.
(Name of Registrant as Specified In Its Charter)
____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 27, 2020

Fellow Stockholders:

I invite you to join me, our Board of Directors and members of our senior management team for our annual meeting at 11 a.m. on May 12, 2020, at 909 Airport Road in Bismarck, North Dakota.

We will hear at the meeting the results of stockholder voting on the items outlined in this Proxy Statement, including election of our Board of Directors, advisory vote to approve the compensation paid to our named executive officers, and ratification of the appointment of our independent auditors.

In addition to the business items to be conducted at the annual meeting, I will provide an overview of our excellent 2019 financial results and the growth we accomplished during the year. We have a strong outlook for 2020, and I will provide additional details about our backlog of construction work as well as the growth projects underway at our regulated energy delivery businesses.

As you read this year’s Proxy Statement, you will find information about the board’s newly chartered Environmental and Sustainability Committee. This committee helps the board fulfill its oversight responsibilities related to MDU Resources’ environmental, workplace health, safety and other social sustainability matters. We also adapted our corporate environmental, social and governance reporting in 2019 to follow standards outlined by the Sustainability Accounting Standards Board and industry organizations. You can find this ESG information on our website at www.mdu.com/sustainability. Our board is committed to continuing to expand efforts regarding ESG matters.

I look forward to seeing you May 12 at the annual stockholder meeting. You can find information on p. 67 of this Proxy Statement about how to receive an admission ticket to the meeting.

If you cannot attend, your vote is still important to us. I ask that you please promptly follow the instructions on your notice or proxy card to vote your shares.

We appreciate your continued investment in MDU Resources and remain committed to providing you with the long-term returns you expect.

Sincerely,

David L. Goodin
President and Chief Executive Officer

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

1200 West Century Avenue
Mailing Address:
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(701) 530-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 12, 2020
March 27, 2020
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MDU Resources Group, Inc. will be held at 909 Airport Road, Bismarck, North Dakota 58504, on Tuesday, May 12, 2020, at 11:00 a.m., Central Daylight Saving Time, for the following purposes:

Items of Business	1.	Election of directors;
	2.	Advisory vote to approve the compensation paid to the company’s named executive officers;
	3.	Ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2020; and
	4.	Transaction of any other business that may properly come before the meeting or any adjournment(s) thereof.

Record Date
The board of directors has set the close of business on March 13, 2020, as the record date for the determination of stockholders who will be entitled to notice of, and to vote at, the meeting and any adjournment(s) thereof.

Meeting Attendance
All stockholders as of the record date of March 13, 2020, are cordially invited and urged to attend the annual meeting. You must request an admission ticket to attend. If you are a stockholder of record and plan to attend the meeting, please contact MDU Resources Group, Inc. by email at CorporateSecretary@mduresources.com or by telephone at 701-530-1010 to request an admission ticket. A ticket will be sent to you by mail.
If your shares are held beneficially in the name of a bank, broker, or other holder of record, and you plan to attend the annual meeting, you will need to submit a written request for an admission ticket by mail to: Investor Relations, MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506 or by email at CorporateSecretary@mduresources.com. The request must include proof of stock ownership as of March 13, 2020, such as a bank or brokerage firm account statement or a legal proxy from the bank, broker, or other holder of record confirming ownership. A ticket will be sent to you by mail.
Requests for admission tickets must be received no later than May 1, 2020. You must present your admission ticket and state-issued photo identification, such as a driver’s license, to gain admittance to the meeting.

Proxy Materials
Notice of Availability of Proxy Materials will be first sent to stockholders on or about March 27, 2020. The Notice contains basic information about the annual meeting and instructions on how to view our proxy materials and vote electronically on the Internet. Stockholders who do not receive the Notice will receive a paper copy of our proxy materials, which will be sent on or about April 2, 2020.

By order of the Board of Directors,

Daniel S. Kuntz Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 12, 2020.
The 2020 Notice of Annual Meeting and Proxy Statement and 2019 Annual Report to Stockholders
are available at www.mdu.com/proxymaterials.

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

TABLE OF CONTENTS
	Page		Page
PROXY STATEMENT SUMMARY	1	EXECUTIVE COMPENSATION (continued)
BOARD OF DIRECTORS		Executive Compensation Tables	50
Item 1. Election of Directors	8	Summary Compensation Table	50
Director Nominees	9	Grants of Plan-Based Awards	51
Board Evaluations and Process for Selecting Directors	14	Outstanding Equity Awards at Fiscal Year-End	53
CORPORATE GOVERNANCE		Option Exercises and Stock Vested	54
Director Independence	17	Pension Benefits	54
Sustainability and Social Responsibility	17	Nonqualified Deferred Compensation	56
Stockholder Engagement	18	Potential Payments upon Termination or
Board Leadership Structure	18	Change of Control	57
Board’s Role in Risk Oversight	18	CEO Pay Ratio Disclosure	61
Board Meetings and Committees	19	AUDIT MATTERS
Stockholder Communications with the Board	23	Item 3. Ratification of the Appointment of
Additional Governance Features	23	Deloitte & Touche LLP as the Company’s Independent
Corporate Governance Materials	25	Registered Public Accounting Firm for 2020	62
Related Person Transaction Disclosure	25	Annual Evaluation and Selection of Deloitte &
COMPENSATION OF NON-EMPLOYEE DIRECTORS		Touche LLP	62
Director Compensation	26	Audit Fees and Non-Audit Fees	63
SECURITY OWNERSHIP		Policy on Audit Committee Pre-Approval of Audit
Security Ownership Table	29	and Permissible Non-Audit Services	63
Hedging Policy	29	Audit Committee Report	64
Greater than 5% Beneficial Owners	30	INFORMATION ABOUT THE ANNUAL MEETING
EXECUTIVE COMPENSATION		Who Can Vote	65
Item 2. Advisory Vote to Approve the Compensation Paid		Notice and Access	65
to the Company’s Named Executive Officers	31	How to Vote	65
Information Concerning Executive Officers	32	Revoking Your Proxy or Changing Your Vote	65
Compensation Discussion and Analysis	33	Discretionary Voting Authority	66
Executive Summary	33	Voting Standards	66
2019 Compensation Framework	37	Proxy Solicitation	66
2019 Compensation for Our Named		Electronic Delivery of Proxy Statement	67
Executive Officers	41	Householding of Proxy Materials	67
Other Benefits	47	MDU Resources Group, Inc. 401(k) Plan	67
Compensation Governance	48	Annual Meeting Admission and Guidelines	67
Compensation Committee Report	49	Conduct of the Meeting	68
		Stockholder Proposals, Director Nominations, and
		Other Items of Business for 2021	68

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

PROXY STATEMENT SUMMARY
To assist you in reviewing the company’s 2019 performance and voting your shares, we call your attention to key elements of our 2020 Proxy Statement. The following is only a summary and does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting. For more information about these topics, please review the full Proxy Statement and our 2019 Annual Report to Stockholders.

Meeting Information	Summary of Stockholder Voting Matters
Time and Date	Voting Matters		Board Vote Recommendation	See Page

11:00 a.m. Central Daylight Saving Time Tuesday, May 12, 2020	Item 1.	Election of Directors	FOR Each Nominee	8
	Item 2.	Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers	FOR	31
Place	Item 3.	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2020	FOR	62
MDU Service Center 909 Airport Road Bismarck, ND 58504

Corporate Governance Practices
MDU Resources Group, Inc. is committed to strong corporate governance practices. The following highlights our corporate governance practices and policies. See the sections entitled “Corporate Governance” and “Executive Compensation” for more information on the following:

✓	Annual Election of All Directors	✓	Standing Committees Consist Entirely of Independent Directors
✓	Majority Voting for Directors	✓	Active Investor Outreach Program
✓	Succession Planning and Implementation Process	✓	Stock Ownership Requirements for Directors and Executive Officers
✓	Separate Board Chair and CEO	✓	Anti-Hedging and Anti-Pledging Policies for Directors and Executive Officers
✓	Executive Sessions of Independent Directors at Every Regularly Scheduled Board Meeting	✓	No Related Party Transactions by Our Directors or Executive Officers
✓	Annual Board and Committee Self-Evaluations	✓	Compensation Recovery/Clawback Policy
✓	Risk Oversight by Full Board and Committees	✓	Annual Advisory Approval on Executive Compensation
✓	All Directors are Independent Other Than Our CEO	✓	Mandatory Retirement for Directors at Age 76
✓	“Proxy Access” Allowing Stockholders to Nominate Directors in Accordance With the Terms of Our Bylaws	✓	Directors May Not Serve on More Than Three Public Boards Including the Company’s Board

MDU Resources Group, Inc. Proxy Statement 1

Proxy Statement

Governance Highlights
We are committed to strong corporate governance aligned with stockholder interests. The board, through its nominating and governance committee, regularly monitors leading practices in governance and adopts measures that it determines are in the best interests of the company and its stockholders.

■	Three new independent directors were added to the board during 2018 and 2019 with the retirement of three former directors, including the independent chair of the board.
■	Dennis W. Johnson, who previously served as chair of our audit committee, was elected as the new independent board chair in 2019.
■
The environmental and sustainability committee was established in 2019 as a standing committee of the board of directors to oversee environmental, workplace health, safety, and other social sustainability matters that fundamentally affect the company’s business and long-term viability.

■
In conjunction with the election of new directors, the appointment of Mr. Johnson as board chair, and the establishment of the environmental and sustainability committee, membership on the board’s standing committees was refreshed with new chairs appointed for each of the committees.

■	Membership of all committees consists entirely of independent directors.
■	The company was recognized, for the third consecutive year, by the 2020 Women on Boards campaign for diversity on the corporation’s board of directors.
■	The company was recognized by the Women’s Forum of New York as a 2019 Corporate Champion with at least 30% of board seats held by women.
■
On January 1, 2019, we completed a holding company reorganization to provide additional financing flexibility and further separation between the company’s utility and other business segments. As a result of the reorganization, all of the company’s utility operations are conducted through wholly-owned subsidiaries.

Business Performance Highlights
Our overall performance in 2019 was consistent with our long-term strategy as we focused on growing our regulated energy delivery and construction materials and services business segments. In addition to our 2019 financial performance highlighted on the next page:

■	The electric segment completed construction of the 345-kilovolt transmission line project from Ellendale, North Dakota, to Big Stone City, South Dakota, in February 2019.
■
The electric segment announced plans to retire three aging coal-fired electric generation units at two locations within the next two to three years and construct a new simple-cycle natural gas combustion turbine. The retirement of the 44-megawatt Lewis & Clark Station in Sidney, Montana is expected in early 2021 and the Heskett units 1 and 2, which combine for 100 megawatts, would be retired in early 2022. Subject to regulatory approval, a new 88-megawatt simple-cycle peaking unit at the Heskett Station would be constructed in 2023.

■	The construction materials and contracting segment had record revenues in 2019.
■	The construction materials and contracting segment completed the acquisition of Viesko Redi-Mix, Inc. in Wheatland, Oregon in 2019.
■
The construction materials and contracting segment also acquired aggregate reserves near Marble Falls, Texas in February 2019. In November 2019, the Texas Commission on Environmental Quality issued an Air Quality Standard Permit to construct a rock-crushing plant at the quarry. The quarry, which is expected to begin production in late 2020, contains an estimated 40-year supply of high quality aggregates enabling the construction materials and contracting segment to supply a significant portion of the base materials used for its local construction and production of ready-mixed concrete and asphalt along with third-party sales in our Texas market.

■
The pipeline and midstream segment in 2019 had record transportation volumes for the third consecutive year. The segment completed construction of its Demicks Lake Project in McKenzie County, North Dakota, and Phase I of the Line Section 22 Project near Billings, Montana came online. The projects are designed to increase capacity by 175 MMcf and 14.3 MMcf per day, respectively. Construction on Phase II of the Line Section 22 Project, which includes additional design capacity of 8.2 MMcf per day, is expected to be completed the first half of 2020. In February 2020, the segment also completed construction and placed into service the Demicks Lake Expansion Project which is designed to increase capacity by 175 MMcf per day.

■
The pipeline and midstream segment announced plans to construct approximately 62 miles of pipeline, compression, and ancillary facilities to transport natural gas from core Bakken production areas in western North Dakota to an interconnection point with another interstate transmission pipeline. This North Bakken Expansion Project, as designed, would provide 350 million cubic feet per day of natural gas transportation capacity with estimated completion in 2021.

■	The construction services segment had record revenues in 2019.
■	The construction services segment completed the acquisition of the assets of Pride Electric, Inc. in Redmond, Washington in 2019.

2 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Performance from Continuing Operations
	2015	2016	2017	2018	2019
Electric Distribution Retail Sales (thousand kWh)	3,316,017	3,258,537	3,306,470	3,354,401	3,314,307
Natural Gas Distribution
Retail Sales (Mdk)	95,559	99,296	112,551	112,566	123,675
Transportation (Mdk)	154,225	147,592	144,477	149,497	166,077
Pipeline Transportation (Mdk)	290,494	285,254	312,520	351,498	429,660
Construction Materials and Contracting Revenues (000’s)	1,904,282	1,874,270	1,812,529	1,925,854	2,190,717
Construction Services Revenues (000’s)	926,427	1,073,272	1,367,602	1,371,453	1,849,266

2019 Financial Performance Highlights
■
Strong year-over-year performance from operations at both our regulated energy delivery and construction materials and services segments resulted in an earnings increase of 23% in 2019 to $335.5 million, or $1.69 per share, compared to 2018 earnings of $272.3 million, or $1.39 per share, including discontinued operations.

■ Including our accomplishments in 2019, we are optimistic about the company’s future financial performance. The chart below shows our progress over the last five years.

* MDU Resources Group, Inc. reported 2017 earnings from continuing operations of $1.45 per share which included a non-recurring benefit of 20 cents per share attributable to the federal Tax Cuts and Jobs Act that was signed into law on December 22, 2017.

■	Returned $162.1 million to stockholders through dividends:
☐ Increased dividend for 29th straight year to our current annualized dividend of 83 cents per share; and
☐ Paid uninterrupted dividend for 82 straight years.
■	Maintained BBB+ stable credit rating from Standard & Poor’s and Fitch rating agencies. [1]
■	Operating income increased 20 percent from $401.7 million in 2018 to $481.2 million in 2019.
■	Over the five-year period, earnings per common share before discontinued operations have grown at 12% compounded annually.

[1]	A securities rating is not a recommendation to buy, sell, or hold securities, and it may be revised or withdrawn at any time by the rating agency.

MDU Resources Group, Inc. Proxy Statement 3

Proxy Statement

29 Years	Dividends Paid	82 Years
of Consecutive	$762 Million	of Uninterrupted
Dividend Increases	Over the Last 5 Years	Dividend Payments

Compensation Highlights
The company’s executive compensation is focused on paying for performance. Our compensation program is structured to align compensation with the company’s financial performance as a substantial portion of our executive compensation is based upon performance incentive awards.

■	Over 75% of our chief executive officer’s target compensation and over 66% of our other named executive officers’ target compensation is performance based.
■	100% of our chief executive officer’s annual and long-term incentive compensation is tied to performance against pre-established, specific, measurable financial goals.
■	We require our executive officers to own a significant amount of company stock based upon a multiple of their base salary.

2019 Named Executive Officer Target Pay Mix

At the 2019 Annual Meeting, the company’s advisory vote
to approve executive compensation received support from
over 96% of the common stock represented at the
meeting and entitled to vote on the matter.

4 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Key Features of Our Executive Compensation Program

What We Do

☑	Pay for Performance - Annual and long-term award incentives tied to performance measures set by the compensation committee comprise the largest portion of executive compensation.
☑
Independent Compensation Committee - All members of the compensation committee meet the independence standards under the New York Stock Exchange listing standards and the Securities and Exchange Commission rules.

☑	Independent Compensation Consultant - The compensation committee retains an independent compensation consultant to evaluate executive compensation plans and practices.
☑
Competitive Compensation - Executive compensation reflects executive performance, experience, relative value compared to other positions within the company, relationship to competitive market value compensation, business segment economic environment, and the actual performance of the overall company and the business segments.

☑	Annual Cash Incentive - Payment of annual cash incentive awards are based on business segment and overall company performance against pre-established annual financial measures.
☑
Long-Term Equity Incentive - Long-term incentive awards may be earned at the end of a three-year period based on achieving pre-established performance measures and are paid through performance shares which encourages stock ownership and helps retain management talent.

☑
Balanced Mix of Pay Components - The target compensation mix is not overly weighted toward annual incentive awards but rather represents a balance of annual cash and long-term equity-based compensation.

☑	Mix of Financial Goals - Use of a mixture of financial goals to measure performance prevents overemphasis on a single metric.
☑	Annual Compensation Risk Analysis - Risks related to our compensation programs are regularly analyzed through an annual compensation risk assessment.
☑
Stock Ownership and Retention Requirements - Executive officers are required to own, within five years of appointment or promotion, company common stock equal to a multiple of their base salary. Our president and chief executive officer is required to own stock equal to four times his base salary, and the other named executive officers are required to own stock equal to three times their base salary. The executive officers also must retain at least 50% of the net after-tax shares of stock vested through the long-term incentive plan for the earlier of two years or until termination of employment. Net performance shares must also be held until share ownership requirements have been met.

☑
Clawback Policy - If the company’s audited financial statements are restated due to any material noncompliance with the financial reporting requirements under the securities laws, the compensation committee may, or shall if required, demand repayment of some or all incentives paid to our executive officers within the last three years.

What We Do Not Do

☒	Stock Options - The company does not use stock options as a form of incentive compensation.
☒	Employment Agreements - Executives do not have employment agreements entitling them to specific payments upon termination or a change of control of the company.
☒	Perquisites - Executives do not receive perquisites that materially differ from those available to employees in general.
☒	Hedge Stock - Executives are not allowed to hedge company securities.
☒	Pledge Stock - Executives are not allowed to pledge company securities in margin accounts or as collateral for loans.
☒	No Dividends or Dividend Equivalents on Unvested Shares - We do not provide for payment of dividends or dividend equivalents on unvested share awards.
☒	Tax Gross-Ups - Executives do not receive tax gross-ups on their compensation except for circumstances regarding relocation.

MDU Resources Group, Inc. Proxy Statement 5

Proxy Statement

Corporate Responsibility, Environmental, and Sustainability Highlights
MDU Resources Group, Inc. is Building a Strong America® by providing essential products and services to our customers with a long-term view toward sustainable operations. To ensure we can continue to provide these products and services in the communities where we do business, we recognize that we must preserve the trust our communities place in us to be a good corporate citizen. We remain committed to pursuing responsible corporate environmental and sustainability practices and to maintaining the health and safety of the public and our employees. In 2019 the board of directors established the environmental and sustainability committee as a standing committee of the board. The committee meets quarterly in conjunction with the regular meetings of the board. The committee oversees and provides recommendations to management and the board regarding environmental, workplace health, safety, and other social sustainability matters that fundamentally affect the company’s business interests and long-term liability. To better serve our investors and other stakeholders, in 2019 we began reporting environmental, social, governance, and sustainability (ESG/sustainability) metrics relevant and important to our operations in frameworks that provide our stakeholders more uniform and transparent data and information, allowing for comparison with our peers and other companies operating in our industries. For our electric and natural gas distribution segments, as well as our pipeline and midstream segment, we report ESG/sustainability metrics using the reporting templates developed by the Edison Electric Institute and the American Gas Association. For our other business segments, we report ESG/sustainability information under the framework developed by the Sustainability Accounting Standards Board (SASB) for our applicable industries. The use of the metrics developed by these organizations provides for ESG/sustainability reporting tailored to our industries. The reports can be found at www.mdu.com/sustainability.
These are some highlights of our recent efforts regarding sustainability:

■
As our renewable generation resource capacity has increased, the carbon dioxide (CO2) emission intensity of our electric generation resource fleet has been reduced by approximately 31% since 2003. We expect it to continue to decline with the planned retirements of the Lewis & Clark and Heskett 1 and 2 coal generation facilities.

■	Renewable resources comprised approximately 27% of our current electric generation resource nameplate capacity.

■	Approximately 26.5% of the electricity delivered to our customers from company-owned generation in 2019 was from renewable resources.
■
We invested approximately $137 million in environmental emission control equipment and other environmental improvements at our coal-fired electric generation plants since 2013. The investments have resulted in substantial reductions in mercury, sulfur dioxide, nitrogen oxide, and filterable particulate emissions from our coal-fired electric generation resources.

■
Montana-Dakota Utilities Co. produces renewable natural gas (RNG) from the Billings Regional Landfill in Montana. The project came online at the end of 2010 and has produced approximately 1.23 million dekatherm of RNG through year-end 2019. The RNG is supplied to the vehicle fuel market generating renewable identification numbers (RINS) and low carbon fuel standard (LCFS) credits in California and Oregon. In calendar year 2019, the Billings Landfill Plant produced approximately 1.63 million RINs and 4,303 LCFS credits.

■
Our utility companies received high scores in customer satisfaction. Cascade Natural Gas Corporation ranked first nationwide for all gas utilities in the 2019 J.D. Power Gas Utility Residential Customer Satisfaction Study.SM In addition, Cascade Natural Gas Corporation ranked first, Intermountain Gas Company second, and Montana-Dakota Utilities Co. third among West Region mid-sized natural gas utilities in the 2019 J.D. Power Gas Utility Residential Customer Satisfaction Study.SM

6 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

■
Knife River Corporation produces and places warm-mix asphalt in applications where warm-mix asphalt is allowed. Warm-mix asphalt is produced at cooler temperatures than traditional hot-mix asphalt methods, which reduces the amount of fuel needed in the production process and thereby reduces emissions and fumes.

■
Knife River Corporation continued its practice of recycling and reusing building materials. This conserves natural resources, uses less energy, alleviates waste disposal problems in local landfills, and ultimately costs less for the consumer.

■
The MDU Resources Foundation awarded grants of $1.57 million to educational and nonprofit institutions in 2019. Since its incorporation in 1983, the foundation has contributed more than $35.5 million to worthwhile causes in categories of education, civic and community activities, culture and arts, environmental stewardship, and health and human services.

■
We encourage and support community volunteerism by our employees. The MDU Resources Foundation contributes a $500 grant to an eligible nonprofit organization after an employee volunteers a minimum of 25 hours to the organization during non-company hours during a calendar year. Eligible organizations are local 501(c) nonprofit organizations providing services in categories of civic and community activities, culture and arts, education, environment, and health and human services. In 2019, the foundation granted $60,000 under this program, matching over 7,900 employee volunteer hours.

■	We encourage support of educational institutions by all employees. The MDU Resources Foundation matches contributions to educational institutions by employees up to $750.

26.5% of 2019 Electricity Generated From Renewable Resources	Foundation Awarded $1.57 Million of Grants in 2019	31% Reduction in CO2 Intensity in Our Electric Generation Fleet Since 2003

MDU Resources Group, Inc. Proxy Statement 7

Proxy Statement

BOARD OF DIRECTORS
ITEM 1. ELECTION OF DIRECTORS
The board currently consists of ten directors, all of whom are standing for election to the board at the 2020 Annual Meeting of Stockholders to hold office until the 2021 annual meeting and until their successors are duly elected and qualified.
The board has affirmatively determined that all the director nominees, other than David L. Goodin, our president and chief executive officer, are independent in accordance with New York Stock Exchange (NYSE) rules, our governance guidelines, and our bylaws.
Our bylaws provide for a majority voting standard for the election of directors. See “Additional Information - Majority Voting” below for further detail.
Each of the director nominees has consented to be named in this proxy statement and to serve as a director, if elected. We do not know of any reason why any nominee would be unable or unwilling to serve as a director, if elected. If, however, a nominee becomes unable to serve or will not serve, proxies may be voted for the election of such other person nominated by the board as a substitute or the board may choose to reduce the number of directors.
Information about each director nominee’s share ownership is presented under “Security Ownership.”
The shares represented by the proxies received will be voted for the election of each of the ten nominees named below unless you indicate in the proxy that your vote should be cast against any or all the director nominees or that you abstain from voting. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified or until the earliest of his or her resignation, retirement, or death.
The ten nominees for election to the board at the 2020 annual meeting, all proposed by the board, are listed below with brief biographies. The nominees’ ages are current as of December 31, 2019.

The board of directors recommends that the stockholders vote FOR the election of each nominee.

8 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Director Nominees

	Thomas Everist Age 70	Independent Director Since 1995 Compensation Committee Nominating and Governance Committee	Other Current Public Boards: --Raven Industries, Inc.
Key Contributions to the Board: With a 44-year career in the construction materials and mining industry, Mr. Everist brings critical knowledge of the construction materials and contracting industry to the board. Mr. Everist also contributes strong business leadership and management capabilities and insights through his role as president and chair of his companies for over 32 years. His service on the board of another public company further enhances his contributions to the board.

Career Highlights
•
President and chair of The Everist Company, Sioux Falls, South Dakota, an investment and land development company, since April 2002. Prior to January 2017, The Everist Company was engaged in aggregate, concrete, and asphalt production.

•
Managing member of South Maryland Creek Ranch, LLC, a land development company, since June 2006; president of SMCR, Inc., an investment company, since June 2006; and managing member of MCR Builders, LLC, which provides residential building services to South Maryland Creek Ranch, LLC, since November 2014.

•
Director and chair of the board of Everist Health, Inc., Ann Arbor, Michigan, which provides solutions for personalized medicines, since 2002, and chief executive officer from August 2012 to December 2012.

•	President and chair of L.G. Everist, Inc., Sioux Falls, South Dakota, an aggregate production company, from 1987 to April 2002.
Other Leadership Experience
•
Director of publicly traded Raven Industries, Inc., Sioux Falls, South Dakota, a general manufacturer of electronics, flow controls, and engineered films, since 1996, and chair from April 2009 to May 2017.

•	Director of Bell, Inc., Sioux Falls, South Dakota, a manufacturer of folding cartons and packages, since April 2011.
•	Director of Showplace Wood Products, Inc., Sioux Falls, South Dakota, a custom cabinets manufacturer, since January 2000.
•	Director of Angiologix Inc., Mountain View, California, a medical diagnostic device company, from July 2010 through October 2011 when it was acquired by Everist Genomics, Inc.
•	Member of the South Dakota Investment Council, the state agency responsible for investing state funds, from July 2001 to June 2006.

	Karen B. Fagg Age 66	Independent Director Since 2005 Compensation Committee Environmental and Sustainability Committee
Key Contributions to the Board: Through her management experience and knowledge in the fields of engineering, environment, and energy resource development, including four years as director of the Montana Department of Natural Resources and Conservation and over eight years as president, chief executive officer, and chair of her own engineering and environmental services company, as well as her service on a number of Montana state and community boards, Ms. Fagg contributes experience in responsible natural resource development with an informed perspective of the construction, engineering, and energy industries.

Career Highlights
•	Vice president of DOWL LLC, dba DOWL HKM, an engineering and design firm, from April 2008 until her retirement in December 2011.
•
President of HKM Engineering, Inc., Billings, Montana, an engineering and environmental services firm, from April 1995 to June 2000, and chair, chief executive officer, and majority owner from June 2000 through March 2008. HKM Engineering, Inc. merged with DOWL LLC in April 2008.

•
Employed with MSE, Inc., Butte, Montana, an energy research and development company, from 1976 through 1988, and vice president of operations and corporate development director from 1993 to April 1995.

•
Director of the Montana Department of Natural Resources and Conservation, Helena, Montana, the state agency charged with promoting stewardship of Montana’s water, soil, energy, and rangeland resources; regulating oil and gas exploration and production; and administering several grant and loan programs, for a four-year term from 1989 through 1992.

Other Leadership Experience
•	Chair of SCL Health Montana Regional Board from January 2020 to present; and member of Carroll College Board of Trustees from 2005 through 2010 and August 2019 to present.
•
Former member of several regional, state, and community boards, including director of St. Vincent’s Healthcare from October 2003 to October 2009 and January 2016 through December 2019, including a term as chair; director of the Billings Catholic Schools Board from December 2011 through December 2018, including a term as chair; the First Interstate BancSystem Foundation from June 2013 to 2016; the Montana Justice Foundation from 2013 into 2015; Montana Board of Investments from 2002 through 2006; Montana State University’s Advanced Technology Park from 2001 to 2005; and Deaconess Billings Clinic Health System from 1994 to 2002.

MDU Resources Group, Inc. Proxy Statement 9

Proxy Statement

	David L. Goodin Age 58	Director Since 2013 President and Chief Executive Officer
Key Contributions to the Board: Serving as president and chief executive officer of MDU Resources Group, Inc. since 2013, Mr. Goodin is the only officer of the company that serves on our board. With 30 years of operating and leadership positions with our utility operations and seven years in his current position, he brings utility industry experience to the board as well as extensive knowledge of our company and its business operations. He contributes valuable insight into management’s views and perspectives and the day-to-day operations of the company.

Career Highlights
•	President and chief executive officer and a director of the company since January 4, 2013.
•	Prior to January 4, 2013, served as chief executive officer and president of Intermountain Gas Company, Cascade Natural Gas Corporation, Montana-Dakota Utilities Co., and Great Plains Natural Gas Co.
•
Began his career in 1983 at Montana-Dakota Utilities Co. as a division electrical engineer and served in positions of increasing responsibility until 2007 when he was named president of Cascade Natural Gas Corporation; positions included division electric superintendent, electric systems manager, vice president-operations, and executive vice president-operations and acquisitions.

Other Leadership Experience
•	Member of the U.S. Bancorp Western North Dakota Advisory Board since January 2013.
•	Director of Sanford Bismarck, an integrated health system dedicated to the work of health and healing, and Sanford Living Center, since January 2011.
•	Board member of the BSC Innovations Foundation, an extension of Bismarck State College providing curriculum to Saudi Arabia industries, since August 1, 2018.
•
Former board member of numerous industry associations, including the American Gas Association, the Edison Electric Institute, the North Central Electric Association, the Midwest ENERGY Association, and the North Dakota Lignite Energy Council.

	Mark A. Hellerstein Age 67	Independent Director Since 2013 Audit Committee Environmental and Sustainability Committee
Key Contributions to the Board: As a certified public accountant, on inactive status, with extensive financial experience through his employment as chief financial officer with several companies including public companies, Mr. Hellerstein provides knowledge of financial statements, corporate finance, and accounting matters to our board and audit committee. Mr. Hellerstein also contributes business leadership and public company management experience to the board as a result of 17 years of senior management and service as board chair of St. Mary Land & Exploration Company (now SM Energy Company).

Career Highlights
•
Chief executive officer of St. Mary Land & Exploration Company (now SM Energy Company), an energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids, from 1995 until February 2007; president from 1992 until June 2006; and executive vice president and chief financial officer from 1991 until 1992. He was first elected to the board of St. Mary in 1992 and served as chair from 2002 until May 2009.

•
Several positions prior to joining St. Mary in 1991, including chief financial officer of CoCa Mines Inc., which mined and extracted minerals from lands previously held by the public through the Bureau of Land Management; American Golf Corporation, which manages and owns golf courses in the United States; and Worldwide Energy Corporation, an oil and gas acquisition, exploration, development, and production company with operations in the United States and Canada.

Other Leadership Experience
•	Director of Transocean Inc., a leading provider of offshore drilling services for oil and gas wells, from December 2006 to November 2007.
•
Director of the Denver Children’s Advocacy Center, whose mission is to provide a continuum of care for traumatized children and their families, from August 2006 until December 2011, including chair for the last three years.

10 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

	Dennis W. Johnson Age 70	Independent Director Since 2001 Chair of the Board
Key Contributions to the Board: With over 45 years of experience in business management, manufacturing, and finance, holding positions as chair, president, and chief executive officer of TMI Group Incorporated for 38 years, as well as his prior service as a director of the Federal Reserve Bank of Minneapolis, Mr. Johnson brings operational, management, strategic planning, specialty contracting, and financial knowledge and insight to the board. Mr. Johnson also contributes significant knowledge of local, state, and regional issues involving North Dakota, the state where we are headquartered and have significant operations, resulting from his service on several state and local organizations.

Career Highlights
•	Chair of the board of the company effective May 8, 2019; and vice chair of the board from February 15, 2018 to May 8, 2019.
•
Chair, president, and chief executive officer of TMI Group Incorporated as well as its two wholly owned subsidiary companies, TMI Corporation and TMI Transport Corporation, manufacturers of casework and architectural woodwork in Dickinson, North Dakota; employed since 1974 and serving as president or chief executive officer since 1982.

Other Leadership Experience
•	Member of the Bank of North Dakota Advisory Board of Directors since August 2017.
•	President of the Dickinson City Commission from July 2000 through October 2015.
•	Director of the Federal Reserve Bank of Minneapolis from 1993 through 1998.
•
Served on numerous industry, state, and community boards, including the North Dakota Workforce Development Council (chair); the Decorative Laminate Products Association; the North Dakota Technology Corporation; and the business advisory council of the Steffes Corporation, a metal manufacturing and engineering firm.

•
Served on North Dakota Governor Sinner’s Education Action Commission; the North Dakota Job Service Advisory Council; the North Dakota State University President’s Advisory Council; North Dakota Governor Schafer’s Transition Team; and chaired North Dakota Governor Hoeven’s Transition Team.

	Patricia L. Moss Age 66	Independent Director Since 2003 Compensation Committee Environmental and Sustainability Committee	Other Current Public Boards: --First Interstate BancSystem, Inc. --Aquila Group of Funds
Key Contributions to the Board: With substantial experience in the finance and banking industry, including service on the boards of public banking and investment companies, Ms. Moss contributes broad knowledge of finance, business development, and compliance oversight, as well as public company governance, to the board. Through her business experience and knowledge of the Pacific Northwest, Ms. Moss also provides insight on state, local and regional economic and political issues where a significant portion of our operations and the largest number of our employees are located. Ms. Moss also contributes experience as a certified senior professional in human resources.

Career Highlights
•
President and chief executive officer of Cascade Bancorp, a financial holding company, Bend, Oregon, from 1998 to January 3, 2012; chief executive officer of Cascade Bancorp’s principal subsidiary, Bank of the Cascades, from 1998 to January 3, 2012, serving also as president from 1998 to 2003; and chief operating officer, chief financial officer and secretary of Cascade Bancorp from 1987 to 1998.

Other Leadership Experience
•	Member of the Oregon Investment Council, which oversees the investment and allocation of all state of Oregon trust funds, since December 2018.
•	Director of First Interstate BancSystem, Inc., since May 30, 2017.
•
Director of Cascade Bancorp and Bank of the Cascades from 1993, and vice chair from January 3, 2012 until May 30, 2017 when Cascade Bancorp merged into First Interstate BancSystem, Inc., and became First Interstate Bank.

•
Chair of the Bank of the Cascades Foundation Inc. from 2014 to July 31, 2018; co-chair of the Oregon Growth Board, a state board created to improve access to capital and create private-public partnerships, from May 2012 through December 2018; and a member of the Board of Trustees for the Aquila Group of Funds, whose core business is mutual fund management and provision of investment strategies to fund shareholders, from January 2002 to May 2005 (one fund) and from June 2015 to present (currently three funds).

•
Former director of the Oregon Investment Fund Advisory Council, a state-sponsored program to encourage the growth of small businesses in Oregon; the Oregon Business Council, with a mission to mobilize business leaders to contribute to Oregon’s quality of life and economic prosperity; the North Pacific Group, Inc., a wholesale distributor of building materials, industrial, and hardwood products; and Clear Choice Health Plans Inc., a multi-state insurance company.

MDU Resources Group, Inc. Proxy Statement 11

Proxy Statement

	Edward A. Ryan Age 66	Independent Director Since 2018 Audit Committee Nominating and Governance Committee
Key Contributions to the Board: As an executive vice president and general counsel for a large public company with international operations, Mr. Ryan contributes expertise to the board in the areas of corporate governance, acquisitions, risk management, legal, compliance, and labor relations. Mr. Ryan also brings senior leadership, transactional, and public company experience.

Career Highlights
•	Advisor to the chief executive officer and president of Marriott International from December 2017 to December 31, 2018.
•
Executive vice president and general counsel of Marriott International from December 2006 to December 2017; senior vice president and associate general counsel from 1999 to November 2006; assumed responsibility for all corporate transactions and corporate governance in 2005; and joined Marriott International as assistant general counsel in May 1996.

•	Private law practice from 1979 to 1996.
Other Leadership Experience
•
Chair of Goodwill of Greater Washington, D.C., a non-profit organization whose mission is to transform lives and communities through education and employment, effective January 1, 2020, where he has served as a director since January 2015, including a term as vice chair from January 2019 through December 2019 and chair of the finance committee from January 2018 through December 2019.

	David M. Sparby Age 65	Independent Director Since 2018 Audit Committee Nominating and Governance Committee
Key Contributions to the Board: With over 32 years of broad public utility management and leadership experience with a large public utility company, including positions as senior vice president and as chief financial officer, Mr. Sparby provides a broad understanding of the public utility and natural gas pipeline industries, including renewable energy expertise. His lengthy senior leadership experience with a public company also contributes to the board.

Career Highlights
•
Senior vice president and group president, revenue, of Xcel Energy and president and chief executive officer of its subsidiary, NSP-Minnesota, from May 2013 until his retirement in December 2014; senior vice president and group president, from September 2011 to May 2013; chief financial officer from March 2009 to September 2011; and president and chief executive officer of NSP-Minnesota from 2008 to March 2009. He joined Xcel Energy, or its predecessor Northern States Power Company, as an attorney in 1982 and held positions of increasing responsibility.

•
Attorney with the State of Minnesota, Office of Attorney General, from 1980 to 1982, during which period his responsibilities included representation of the Department of Public Service and the Minnesota Public Utilities Commission.

Other Leadership Experience
•	Board of Trustees of Mitchell Hamline School of Law since July 2011, including executive committee and committee chair positions.
•	Board of Trustees of the College of St. Scholastica since July 2012, including vice chair and executive committee positions.

12 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

	Chenxi Wang Age 49	Independent Director Since 2019 Audit Committee Environmental and Sustainability Committee
Key Contributions to the Board: Having significant technology and cybersecurity expertise through her management and leadership positions with several organizations, Ms. Wang contributes knowledge to the board on technology and cybersecurity issues. As the founder and managing general partner of a cybersecurity-focused venture fund, Ms. Wang also provides knowledge regarding capital markets and business development.

Career Highlights
•
Founder and managing general partner of Rain Capital Fund, L.P., a cybersecurity-focused venture fund aiming to fund early-stage, transformative technology innovations in the security market with a goal of supporting women and minority entrepreneurs, since December 2017.

•	Chief strategy officer at Twistlock, an automated and scalable cloud native cybersecurity platform, from August 2015 to February 2017.
•	Vice president, cloud security & strategy of CipherCloud, a cloud security software company, from January 2015 to August 2015.
•
Vice president of strategy of Intel Security, a company focused on developing proactive, proven security solutions and services that protect systems, networks, and mobile devices, from April 2013 to January 2015.

•	Principal analyst and vice president of research at Forrester Research, a market research company that provides advice on existing and potential impact of technology, from January 2007 to April 2013.
•	Assistant research professor and associate professor of computer engineering at Carnegie Mellon University from September 2001 through August 2007.
Other Leadership Experience
•	Technical Board of Advisors of Secure Code Warriors, a Sydney-based cybersecurity company, since June 2019.
•
Board of directors of OWASP Global Foundation, a nonprofit global community that drives visibility and evolution in the safety and security of the world’s software, from January 2018 to December 2019, including a term as vice chair.

•	Recipient of the 2019 Investor in Women Award by Women Tech Founders Foundation, an organization dedicated to advancing women in the tech industry.
•	Board of advisors of Keyp GmbH, a Munich-based software company with a mission to provide enterprises convenient access to the digital identity ecosystem, from December 2017 to August 2019.
•	Program co-chair (security and privacy track) for the Grace Hopper Conference 2016 and 2017, the world’s largest gathering of women in computing.

	John K. Wilson Age 65	Independent Director Since 2003 Compensation Committee Nominating and Governance Committee
Key Contributions to the Board: As a certified public accountant, on inactive status, with extensive finance and accounting experience through his employment with a major accounting firm and senior leadership positions with other firms, including a public utility, as well as his experience with mergers and acquisitions, Mr. Wilson contributes important oversight perspectives to the board, particularly in the fields of finance, accounting, and business management. He also provides valuable business leadership expertise and knowledge of the public utility industry.

Career Highlights
•	Executive director of the Robert B. Daugherty Foundation in Omaha, Nebraska, since January 2010.
•
President of Durham Resources, LLC, a privately held financial management company in Omaha, Nebraska, from 1994 to December 31, 2008; president of Great Plains Energy Corp., a public utility holding company and an affiliate of Durham Resources, LLC, from 1994 to July 1, 2000; and vice president of Great Plains Natural Gas Co., an affiliate company of Durham Resources, LLC, until July 1, 2000.

•
Held positions of audit manager at Peat, Marwick, Mitchell (now known as KPMG), controller for Great Plains Natural Gas Co., and chief financial officer and treasurer for all Durham Resources entities.

Other Leadership Experience
•
Director of HDR, Inc., an international architecture and engineering firm, since December 2008; and director of Tetrad Corporation, a privately held investment company, since April 2010, both located in Omaha, Nebraska.

•
Former director of Bridges Investment Fund, Inc., a mutual fund, from April 2003 to April 2008; director of the Greater Omaha Chamber of Commerce from January 2001 through December 2008; member of the advisory board of U.S. Bank NA Omaha from January 2000 to July 2010; and the advisory board of Duncan Aviation, an aircraft service provider, headquartered in Lincoln, Nebraska, from January 2010 to February 2016.

MDU Resources Group, Inc. Proxy Statement 13

Proxy Statement

Additional Information - Majority Voting
A majority of votes cast is required to elect a director in an uncontested election. A majority of votes cast means the number of votes cast “for” a director’s election must exceed the number of votes cast “against” the director’s election. “Abstentions” and “broker non-votes” do not count as votes cast “for” or “against” the director’s election. In a contested election, which is an election in which the number of nominees for director exceeds the number of directors to be elected and which we do not anticipate, directors will be elected by a plurality of the votes cast.
Unless you specify otherwise when you submit your proxy, the proxies will vote your shares of common stock “for” all directors nominated by the board of directors. If a nominee becomes unavailable for any reason or if a vacancy should occur before the election, which we do not anticipate, the proxies will vote your shares in their discretion for another person nominated by the board.
Our policy on majority voting for directors contained in our corporate governance guidelines requires any proposed nominee for re-election as a director to tender to the board, prior to nomination, his or her irrevocable resignation from the board that will be effective, in an uncontested election of directors only, upon:

•	receipt of a greater number of votes “against” than votes “for” election at our annual meeting of stockholders; and

•	acceptance of such resignation by the board of directors.
Following certification of the stockholder vote, the nominating and governance committee will promptly recommend to the board whether or not to accept the tendered resignation. The board will act on the nominating and governance committee’s recommendation no later than 90 days following the date of the annual meeting.
Brokers may not vote your shares on the election of directors if you have not given your broker specific instructions on how to vote. Please be sure to give specific voting instructions to your broker so your vote can be counted.
Board Evaluations and Process for Selecting Directors

In the annual board evaluation process, the nominating and governance committee evaluates our directors considering the current needs of the board and the company. In addition, during the year, the committee discusses board succession and reviews potential candidates. Although the committee may also retain a third party to assist in identifying potential nominees, none were retained in 2019.

Our annual board evaluation process involves assessments at the board and board committee levels. These annual evaluations are conducted by the chair of the nominating and governance committee and periodically by an independent third party.

Our governance guidelines provide that directors are not eligible to be nominated or appointed to the board if they are 76 years or older at the time of the election or appointment. Term limits on directors’ service have not been instituted.
Director Qualifications, Skills, and Experience
Director nominees are chosen to serve on the board based on their qualifications, skills, and experience, as discussed in their biographies, and how those characteristics supplement the resources and talent on the board and serve the current needs of the board and the company.

In making its nominations, the nominating and governance committee also assesses each director nominee by a number of key characteristics, including character, success in a chosen field of endeavor, background in publicly traded companies, independence, and willingness to commit the time needed to satisfy the requirements of board and committee membership. Although the committee has no formal policy regarding diversity, in recommending director nominees the committee considers diversity in gender, ethnic background, geographic area of residence, skills, and professional experience.

14 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The following shows core specialized competencies and other characteristics of the director nominees.

MDU Resources Group, Inc. Proxy Statement 15

Proxy Statement

Board Composition and Refreshment
The nominating and governance committee is focused on ensuring that the board reflects a diversity of experience, skills, and backgrounds. Each of the current directors has been nominated for election to the board of directors upon recommendation by the nominating and governance committee and each has decided to stand for election.
With the retirement of former board members Harry J. Pearce and William E. McCracken at the 2019 annual meeting, the committee identified qualified director candidates with commensurate experience and background as replacement board members. In evaluating the board retirements and current needs of the board and the company, the nominating and governance committee focused on identifying board candidates that would add gender diversity to the board as well as background and core competencies in the fields of technology, cybersecurity, and public company governance. Potential director nominees were brought to the attention of the nominating and governance committee by board members, management, organizations, and database searches.
The nominating and governance committee continues to identify individuals as potential board of director candidates, particularly individuals with industry experience to support the company’s strategy to grow its two business platforms of regulated energy delivery and construction materials and services.
By tenure, if the nominees are elected, the board will be comprised of three directors who have served from 0-4 years, two directors who have served from 5-10 years, and five directors who have served over 11 years. This mix provides a balance of experience and institutional knowledge with fresh perspectives.

16 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS
Director Independence
The board of directors has adopted guidelines on director independence that are included in our corporate governance guidelines. Our guidelines require that a substantial majority of the board consists of independent directors. In general, the guidelines require that an independent director must have no material relationship with the company directly or indirectly, except as a director. The board determines independence on the basis of the standards specified by the NYSE, the additional standards referenced in our corporate governance guidelines, and other facts and circumstances the board considers relevant. Based on its review, the board has determined that all directors, except for our chief executive officer Mr. Goodin, have no material relationship with us and are independent.
In determining director independence, the board of directors reviewed and considered information about any transactions, relationships, and arrangements between the non-employee directors and their immediate family members and affiliated entities on the one hand, and the company and its affiliates on the other, and in particular the following transactions, relationships, and arrangements:

•
Charitable contributions by the MDU Resources Foundation (Foundation) to nonprofit organizations where a director or their spouse serves or served as a director, chair, or vice chair of the board of trustees, trustee, or member of the organization or related entity: The Foundation made charitable contributions to three such nonprofit organizations that collectively amounted to $8,650 in 2019. None of the contributions made to any of the nonprofit entities exceeded 2% of the relevant entity’s consolidated gross revenues.

•
Business relationships with entities with which a director or director nominee is affiliated: Mr. Wilson is a member of the board of directors of HDR, Inc., an architectural, engineering, environmental, and consulting firm. The company paid HDR, Inc. or its affiliates approximately $900,000 in 2019 directly or through a third party for services which were provided in the ordinary course of business and on substantially the same terms prevailing for comparable services from other consulting firms. Mr. Wilson had no role in securing or promoting HDR, Inc. services and the relationship did not affect his independence under our corporate governance guidelines or the NYSE listing standards.

The board has also determined that all members of the audit, compensation, and nominating and governance committees of the board are independent in accordance with our guidelines and applicable NYSE and Securities Exchange Act of 1934 rules.
Sustainability and Social Responsibility
We view corporate responsibility as critical to our sustainability. While we are always focused on delivering strong financial performance, we are committed to doing so in a responsible manner that recognizes and respects the interests of all our stakeholders.
In recognition of its social responsibility and sustainability commitments, the board of directors in May 2019 formed the environmental and sustainability committee as a standing committee of the board with particular focus on our environmental, workplace health, safety, human capital, and other social sustainability programs and performance. Our environmental and sustainability committee is discussed further on page 22.
Also in 2019, the company issued an updated and expanded sustainability report based upon standards outlined by the Sustainability Accounting Standards Board or other industry organizations for each of our segment industries to provide investors and other interested stakeholders with information regarding our sustainability efforts. The sustainability report can be found on our website at
http://www.mdu.com/sustainability.
In August 2019, the Business Roundtable issued a statement on corporate social responsibility stating that its members share a fundamental commitment to all their stakeholders: customers, employees, suppliers, communities, and stockholders. With the company’s origin and rich history in providing electric and natural gas utility service to rural communities in the Dakotas and Montana, our utility companies have long operated under the motto, “In the Community to Serve®.” With the addition of our construction businesses to our legacy of regulated energy delivery businesses, we define our purpose as “Building a Strong America®” in recognition of our mission to deliver value to our stakeholders. In 2007, the company adopted its Leading with Integrity Guide, which sets out our commitments to stakeholders:

MDU Resources Group, Inc. Proxy Statement 17

Proxy Statement

•	Commitment to Integrity. We will conduct the corporation’s business legally and ethically with our best skills and judgment.

•	Commitment to Shareholders. We will always act in the best interests of the corporation and protect its assets.

•	Commitment to Employees. We will work together to provide a safe and positive workplace.

•	Commitment to Customers, Suppliers, and Competitors. We will compete in business only by lawful and ethical means.

•	Commitment to Communities. We will be a responsible and valued corporate citizen.
Further detail on our commitments to our stakeholders can be found at http://www.mdu.com/commitmenttointegrity.
Stockholder Engagement
The company has an active stockholder outreach program. We believe in providing transparent and timely information to our investors. Each year we routinely engage directly or indirectly with our stockholders, including our top institutional stockholders. Management regularly attends and presents at investor and financial conferences and holds one-on-one meetings with investors and also interacts directly with investors and analysts during our quarterly earnings conference calls. During 2019, the company held meetings, conference calls, and webcasts with a diverse mix of stockholders including meetings or telephone conferences with eleven of the institutional investors included in our year-end top 30 stockholders. In our meetings or conferences, we discussed a variety of topics, including company strategy and our capital expenditure forecast; operational and financial updates; environmental, social, and corporate governance issues; sustainability; and, previously announced strategic initiatives. Feedback from engagements is shared by management with the board and its committees, and the discussions with some of our investors included the chair of our board of directors giving those stockholders the opportunity to provide feedback directly to a member of our board. The company also held telephone conferences with a proxy advisory firm to discuss corporate governance, executive compensation practices, and other topics.
Board Leadership Structure
The board separated the positions of chair of the board and chief executive officer in 2006, and our bylaws and corporate governance guidelines currently require that our chair be independent. The board believes this structure provides balance and is currently in the best interest of the company and its stockholders. Separating these positions allows the chief executive officer to focus on the full-time job of running our business, while allowing the chair to lead the board in its fundamental role of providing advice to and independent oversight of management. The chair meets regularly between board meetings with the chief executive officer and consults with the chief executive officer regarding the board meeting agendas, the quality and flow of information provided to the board, and the effectiveness of the board meeting process. The board believes this split structure recognizes the time, effort, and energy the chief executive officer is required to devote to the position in the current business environment, as well as the commitment required to serve as the chair, particularly as the board’s oversight responsibilities continue to grow and demand more time and attention. The fundamental role of the board of directors is to provide oversight of the management of the company in good faith and in the best interests of the company and its stockholders. Having an independent chair is a means to ensure the chief executive officer is accountable for managing the company in close alignment with the interests of stockholders including with respect to risk management as discussed below. An independent chair is in a position to encourage frank and lively discussions including during regularly scheduled executive sessions consisting of only independent directors and to assure that the company has adequately assessed all appropriate business risks before adopting its final business plans and strategies. The board believes that having separate positions and having an independent outside director serve as chair is the appropriate leadership structure for the company at this time and demonstrates our commitment to good corporate governance. With the retirement of Mr. Pearce at the 2019 annual meeting, the board elected Mr. Johnson as its independent chair at its May 2019 board meeting.
Board’s Role in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, strategic risks, operational risks, environmental and regulatory risks, the impact of competition, climate and weather conditions, limitations on our ability to pay dividends, pension plan obligations, cyberattacks or acts of terrorism, and third party liabilities. Management is responsible for identifying material risks, implementing appropriate risk management and mitigation strategies, and providing information regarding material risks and risk management and mitigation to the board. The board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate for identifying, assessing, and managing risk.

18 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The board believes establishing the right “tone at the top” and full and open communication between management and the board of directors are essential for effective risk management and oversight. Our chair meets regularly with our chief executive officer to discuss strategy and risks facing the company. Senior management attends the quarterly board meetings and is available to address any questions or concerns raised by the board on risk management-related and any other matters. Each quarter, the board of directors receives presentations from senior management on strategic matters involving our operations. Senior management annually presents an assessment to the board of critical enterprise risks that threaten the company’s strategy and business model including risks inherent in the key assumptions underlying the company’s business strategy for value creation. Periodically, the board receives presentations from external experts on matters of strategic importance to the board. At least annually, the board holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the company.
The company has also developed a robust compliance program to promote a culture of compliance, consistent with the right tone at the top, to mitigate risk. The program includes training and adherence to our code of conduct and legal compliance guide. We further mitigate risk through our internal audit and legal departments.
While the board is ultimately responsible for risk oversight at our company, our standing board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk.

•
The audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in a general manner and specifically in the areas of financial reporting, internal controls, cybersecurity, and compliance with legal and regulatory requirements, and, in accordance with NYSE requirements, discusses with the board policies with respect to risk assessment and risk management and their adequacy and effectiveness. The audit committee receives regular reports on the company’s compliance program, including reports received through our anonymous reporting hot line. It also receives reports and regularly meets with the company’s external and internal auditors. During its quarterly meetings in 2019, the audit committee received presentations or reports from management on cybersecurity and the company’s mitigation of cybersecurity risks. The entire board was present for the presentations and had access to the reports. Risk assessment and mitigation reports are regularly provided by management to the audit committee or the full board. This opens the opportunity for discussions about areas where the company may have material risk exposure, steps taken to manage such exposure, and the company’s risk tolerance in relation to company strategy. The audit committee reports regularly to the board of directors on the company’s management of risks in the audit committee’s areas of responsibility.

•	The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.

•
The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, board membership and structure, succession planning for our directors and executive officers, and corporate governance.

•
The environmental and sustainability committee was established in May 2019 and assists the board in fulfilling its oversight responsibilities with respect to the management of risks related to environmental matters, physical and other workplace hazards, employee and public safety, and other social sustainability matters.

Board Meetings and Committees
During 2019, the board of directors held four regular meetings and one special meeting. Each director attended at least 75% of the combined total meetings of the board and the committees on which the director served during 2019 (held during the period he or she was a director). Directors are encouraged to attend our annual meeting of stockholders. All but one director attended our 2019 Annual Meeting of Stockholders.
The board has standing audit, compensation, nominating and governance, and environmental and sustainability committees which meet at least quarterly. Following the 2019 annual meeting and the establishment of the environmental and sustainability committee, new chairs were elected to the standing committees, and membership changes were made to each committee. The table below provides current committee membership.

MDU Resources Group, Inc. Proxy Statement 19

Proxy Statement

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee	Environmental and Sustainability Committee
Thomas Everist		●	●
Karen B. Fagg		●		C
Mark A. Hellerstein	●			●
Patricia L. Moss		●		●
Edward A. Ryan	●		C
David M. Sparby	C		●
Chenxi Wang	●			●
John K. Wilson		C	●
C - Chair
● - Member
Below is a description of each standing committee of the board. The board has affirmatively determined that each of these standing committees consists entirely of independent directors pursuant to rules established by the NYSE, rules promulgated under the Securities and Exchange Commission (SEC), and the director independence standards established by the board. The board has also determined that each member of the audit committee and the compensation committee is independent under the criteria established by the NYSE and the SEC for audit committee and compensation committee members, as applicable.

Nominating and Governance Committee	Met Four Times in 2019
The nominating and governance committee met four times during 2019. The current committee members are Edward A. Ryan, chair, Thomas Everist, David M. Sparby, and John K. Wilson.
The nominating and governance committee is governed by a written charter and provides recommendations to the board with respect to:

•	board organization, membership, and function;

•	committee structure and membership;

•	succession planning for our executive management and directors; and

•	our corporate governance guidelines.
The nominating and governance committee assists the board in overseeing the management of risks in the committee’s areas of responsibility.
The committee identifies individuals qualified to become directors and recommends to the board the director nominees for the next annual meeting of stockholders. The committee also identifies and recommends to the board individuals qualified to become our principal officers and the nominees for membership on each board committee. The committee oversees the evaluation of the board and management.
In identifying nominees for director, the committee consults with board members, management, consultants, organizational representatives, and other individuals likely to possess an understanding of our business and knowledge concerning suitable director candidates.
In evaluating director candidates, the committee, in accordance with our corporate governance guidelines, considers an individual’s:

•	background, character, and experience, including experience relative to our company’s lines of business;

•	skills and experience which complement the skills and experience of current board members;

•	success in the individual’s chosen field of endeavor;

•
skill in the areas of accounting and financial management, banking, business management, human resources, marketing, operations, public affairs, law, technology, risk management, governance, and operations abroad;

•	background in publicly traded companies including service on other public company boards of directors;

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•	geographic area of residence;

•	diversity of business and professional experience, skills, gender, and ethnic background, as appropriate in light of the current composition and needs of the board;

•	independence, including any affiliation or relationship with other groups, organizations, or entities; and

•
compliance with applicable law and applicable corporate governance, code of conduct and ethics, conflict of interest, corporate opportunities, confidentiality, stock ownership and trading policies, and other policies and guidelines of the company.

In addition, our bylaws contain requirements that a person must meet to qualify for service as a director.
The nominating and governance committee assesses these considerations annually in connection with the nomination of directors for election at the annual meeting of stockholders. The committee seeks a collective background of board members to provide a portfolio of experience and knowledge that serves the company’s governance and strategic needs and best perpetrates our long-term success. Directors should have demonstrated experience and knowledge that is relevant to the board’s oversight role of the company’s business. The nominating and governance committee also considers the board’s diversity in recommending nominees, including diversity of experience, expertise, ethnicity, gender, and geography. The composition of the current board and the board nominees reflects diversity in business and professional experience, skills, ethnicity, gender, and geography.

Audit Committee	Met Eight Times in 2019
The audit committee is a separately-designated committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and is governed by a written charter.
The audit committee met eight times during 2019. The current audit committee members are David M. Sparby, chair, Mark A. Hellerstein, Edward A. Ryan, and Chenxi Wang. The board of directors has determined that Messrs. Sparby and Hellerstein are “audit committee financial experts” as defined by SEC rules, and all audit committee members are financially literate within the meaning of the listing standards of the NYSE. All members also meet the independence standard for audit committee members under our director independence guidelines, the NYSE listing standards, and SEC rules.
The audit committee assists the board of directors in fulfilling its oversight responsibilities to the stockholders and serves as a communication link among the board, management, the independent registered public accounting firm, and the internal auditors. The committee reviews and discusses with management and the independent auditors, before filing with the SEC, the annual audited financial statements and quarterly financial statements. The audit committee also:

•	assists the board’s oversight of

◦	the integrity of our financial statements and system of internal controls;

◦	the company’s compliance with legal and regulatory requirements and the code of conduct;

◦	discussions with management regarding the company’s earnings releases and guidance;

◦	the independent registered public accounting firm’s qualifications and independence;

◦	the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm;

◦	the performance of our internal audit function and independent registered public accounting firm;

◦	management of risk in the audit committee’s areas of responsibility, including cybersecurity, financial reporting, legal and regulatory compliance, and internal controls; and

•	arranges for the preparation of and approves the report that SEC rules require we include in our annual proxy statement. See the section entitled “Audit Committee Report” for further information.

MDU Resources Group, Inc. Proxy Statement 21

Proxy Statement

Compensation Committee	Met Four Times in 2019
During 2019, the compensation committee met four times. The compensation committee consists entirely of independent directors within the meaning of the company’s corporate governance guidelines and the NYSE listing standards and who meet the definitions of non-employee directors for purposes of Rule 16-b under the Exchange Act. Current members of the compensation committee are John K. Wilson, chair, Thomas Everist, Karen B. Fagg, and Patricia L. Moss.

The compensation committee is governed by a written charter and assists the board of directors in fulfilling its responsibilities relating to the company’s compensation policies and programs. It has direct responsibility for determining compensation for our Section 16 officers and for overseeing the company’s management of compensation risk in its areas of responsibility. The compensation committee also reviews and recommends any changes to director compensation policies to the board of directors. The authority and responsibility of the compensation committee is outlined in the compensation committee’s charter.
The compensation committee uses analysis and recommendations from outside consultants, the chief executive officer, and the human resources department in making its compensation decisions. The chief executive officer, the vice president-human resources, and the general counsel regularly attend compensation committee meetings. The committee meets in executive session as needed. The processes and procedures for consideration and determination of compensation of the Section 16 officers as well as the role of our executive officers are discussed in the “Compensation Discussion and Analysis.”
The compensation committee has sole authority to retain compensation consultants, legal counsel, or other advisers to assist in consideration of the compensation of the chief executive officer, the other Section 16 officers, and the board of directors. The committee is directly responsible for the appointment, compensation, and oversight of the work of such advisers. The compensation committee’s practice has been to retain a compensation consultant every other year to conduct a competitive analysis on executive compensation. The competitive analysis is conducted internally by the human resources department in the other years. In 2018, the compensation committee retained a compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), to conduct a competitive analysis on executive compensation for 2019. In 2019, the human resources department conducted the executive officer market analysis of the Section 16 officers with a review of the analysis by the compensation consultant, Meridian. Prior to retaining an adviser, the compensation committee considers all factors relevant to ensure the adviser’s independence from management. Annually the compensation committee conducts a potential conflicts of interest assessment raised by the work of any compensation consultant and how such conflicts, if any, should be addressed. The compensation committee requested and received information from Meridian to assist in its potential conflicts of interest assessment. Based on its review and analysis, the compensation committee determined in 2019 that Meridian was independent from management.
The board of directors determines compensation for our non-employee directors based upon recommendations from the compensation committee. The compensation committee’s practice has been to retain a compensation consultant every other year to conduct a competitive analysis on director compensation. In 2019, the analysis of non-employee director compensation was performed by the compensation consultant, Meridian.

Environmental and Sustainability Committee	Met Two Times in 2019
The environmental and sustainability committee was formed by the board of directors in May 2019 and met twice during the balance of 2019. The committee is governed by a written charter and consists entirely of independent directors within the meaning of the company’s corporate governance guidelines and the listing standards of the NYSE. The current members of the committee are Karen B. Fagg, chair, Mark A. Hellerstein, Patricia L. Moss, and Chenxi Wang.

The environmental and sustainability committee oversees and provides recommendations to the board with respect to the company’s policies, strategies, public policy positions, programs, and performance related to environmental, workplace health, safety, and other social sustainability matters. The environmental and sustainability committee:

•	reviews significant risks regarding environmental and social sustainability matters that fundamentally affect the company’s business interests and long-term viability;

•	reviews the company’s environmental and social sustainability strategies, policies, processes, programs, and performance;

•	reviews recent and emerging environmental and social sustainability matters;

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•	reviews labor and human relations issues related to the company’s operations;

•	reviews any fatality, serious injury, or illness involving an employee, customer, contractor, or third-party occurring in connection with the company’s operations;

•	reviews any material noncompliance by the company with environmental, health, and safety laws and regulations;

•	reviews the company’s efforts to advance progress on sustainable development;

•	reviews methods to communicate the company’s environmental and social sustainability values and performance;

•	considers and advises the compensation committee on the company’s performance with respect to incentive compensation metrics relating to environmental and social sustainability matters;

•	reports to, advises, and makes recommendations to the board on environmental and social sustainability matters affecting the company;

•	reviews the company’s environmental and social sustainability disclosures;

•	reviews stockholder proposals related to environmental and social sustainability matters; and

•	reviews significant legislative, regulatory, political, and social issues and trends that may affect the company’s environmental, sustainability, health, and safety management processes and systems.
Stockholder Communications with the Board
Stockholders and other interested parties who wish to contact the board of directors or any individual director, including our non-employee chair or non-employee directors as a group, should address a communication in care of the secretary at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650. The secretary will forward all communications.
Additional Governance Features
Board and Committee Evaluations
Our corporate governance guidelines provide that the board of directors, in coordination with the nominating and governance committee, will annually review and evaluate the performance and functioning of the board and its committees. The self-evaluations are intended to facilitate a candid assessment and discussion by the board and each committee of its effectiveness as a group in fulfilling its responsibilities, its performance as measured against the corporate governance guidelines, and areas for improvement. The board and committee members are provided with a questionnaire to facilitate discussion. The results of the evaluations are reviewed and discussed in executive sessions of the committees and the board of directors.
Executive Sessions of the Independent Directors
The non-employee directors meet in executive session at each regularly scheduled quarterly board of directors meeting. The chair of the board presides at the executive session of the non-employee directors.
Director Resignation Upon Change of Job Responsibility
Our corporate governance guidelines require a director to tender his or her resignation after a material change in job responsibility. In 2019, no directors or director nominees submitted resignations under this requirement.
Majority Voting in Uncontested Director Elections
Our corporate governance guidelines require that in uncontested elections (those where the number of nominees does not exceed the number of directors to be elected), director nominees must receive the affirmative vote of a majority of the votes cast to be elected to our board of directors. Contested director elections (those where the number of director nominees exceeds the number of directors to be elected) are governed by a plurality of the vote of shares present in person or represented by proxy at the meeting.
The board has adopted a director resignation policy for incumbent directors in uncontested elections. Any proposed nominee for re-election as a director shall, before he or she is nominated to serve on the board, tender to the board his or her irrevocable resignation that will be effective, in an uncontested election of directors only, upon (i) such nominee’s receipt of a greater number of votes “against” election than votes “for” election at our annual meeting of stockholders; and (ii) acceptance of such resignation by the board of directors.

MDU Resources Group, Inc. Proxy Statement 23

Proxy Statement

Director Overboarding Policy
Our bylaws and corporate governance guidelines state that a director may not serve on more than two other public company boards. Currently, all of our directors are in compliance of this policy.
Board Refreshment
The company regularly evaluates the need for board refreshment. The nominating and governance committee and the board focus on identifying individuals whose skills and experiences will enable them to make meaningful contributions to shaping the company’s business strategy. As part of its consideration of director succession, the nominating and governance committee from time to time reviews, including when considering potential candidates, the appropriate skills and characteristics required of board members. The board believes it is important to consider diversity of skills, expertise, race, ethnicity, gender, age, education, geography, cultural background, and professional experiences in evaluating board candidates for expected contributions to an effective board. Independent directors may not serve on the board beyond the next annual meeting of stockholders after attaining the age of 76. We believe the mandatory retirement age allows us to benefit from experienced directors, with industry expertise, company institutional knowledge and historical perspective, stability, and comfort with challenging company management, while maintaining our ability to refresh the board through the addition of new members. In connection with our mandatory retirement for directors, Harry J. Pearce and William E. McCracken retired as directors at the completion of their term following the 2019 annual meeting. Two replacement members were added to the board of directors. Edward A. Ryan was appointed to the board of directors in November 2018, and subsequently elected to the board in May 2019, and Chenxi Wang was elected to the board of directors in May 2019.
Our corporate governance guidelines include our policy on consideration of director candidates recommended to us. We will consider candidates that our stockholders recommend in the same manner we consider other nominees. Stockholders who wish to recommend a director candidate may submit recommendations, along with the information set forth in the guidelines, to the nominating and governance committee chair in care of the secretary at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650.
Stockholders who wish to nominate persons for election to our board at an annual meeting of stockholders must follow the applicable procedures set forth in Section 2.08 or 2.10 of our bylaws. Our bylaws are available on our website. See “Stockholder Proposals, Director Nominations, and Other Items of Business for 2021 Annual Meeting” in the section entitled “Information about the Annual Meeting” for further details.
Prohibitions on Hedging/Pledging Company Stock
The director compensation policy prohibits directors from hedging their ownership of common stock, pledging company stock as collateral for a loan, or holding company stock in an account that is subject to a margin call.
Code of Conduct
We have a code of conduct and ethics, which we refer to as the Leading With Integrity Guide. It applies to all directors, officers, and employees.
We intend to satisfy our disclosure obligations regarding amendments to, or waivers of, any provision of the code of conduct that applies to our principal executive officer, principal financial officer, and principal accounting officer, and that relates to any element of the code of ethics definition in Regulation S-K, Item 406(b), and waivers of the code of conduct for our directors or executive officers, as required by NYSE listing standards, by posting such information on our website.
Proxy Access
Our bylaws allow stockholders to nominate directors for inclusion in our proxy statement subject to the following parameters:

Ownership Threshold:	3% of outstanding shares of our common stock
Nominating Group Size:	Up to 20 stockholders may combine to reach the 3% ownership threshold
Holding Period:	Continuously for three years
Number of Nominees:	The greater of two nominees or 20% of our board
We believe these proxy access parameters reflect a well designed and balanced approach to proxy access that mitigates the risk of abuse and protects the interests of all of our stockholders. Stockholders who wish to nominate directors for inclusion in our Proxy Statement in accordance with proxy access must follow the procedures in Section 2.10 of our bylaws. See “Stockholder Proposals, Director Nominations, and Other Items of Business for 2021 Annual Meeting.”

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One Class of Stock
Our common stock is the only class of shares outstanding.
No Shareholder Rights Plan
We do not have a “poison pill” and have no intention of adopting one at this time.
Annual Say-on-Pay Advisory Vote
Stockholders annually vote on the company’s named executive officer compensation.
Cybersecurity Oversight
The audit committee receives periodic briefings concerning cybersecurity, information security, technology risks, and risk mitigation programs.
Corporate Governance Materials
Stockholders can see our bylaws, corporate governance guidelines, board committee charters, and Leading With Integrity Guide on our website.

Corporate Governance Materials		Website
•	Bylaws	http://www.mdu.com/governance
•	Corporate Governance Guidelines	http://www.mdu.com/governance
•	Board Committee Charters for the Audit, Compensation, Nominating and Governance, and Environmental and Sustainability Committees	http://www.mdu.com/governance
•	Leading With Integrity Guide	http://www.mdu.com/commitmenttointegrity
Related Person Transaction Disclosure
The board of directors’ policy for the review of related person transactions is contained in our corporate governance guidelines. The policy requires the audit committee to review any transaction, arrangement or relationship, or series thereof:

•	in which the company was or will be a participant;

•	the amount involved exceeds $120,000; and

•	a related person had or will have a direct or indirect material interest.
The purpose of this review is to determine whether this transaction is in the best interests of the company.
Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock, and their immediate family members. Related persons are required promptly to report to our general counsel all proposed or existing related person transactions in which they are involved.
If our general counsel determines that the transaction is required to be disclosed under the SEC rules, the general counsel furnishes the information to the chair of the audit committee. After its review, the committee makes a determination or a recommendation to the board and officers of the company with respect to the related person transaction. Upon receipt of the committee’s recommendation, the board of directors or officers, as the case may be, take such action as they deem appropriate in light of their responsibilities under applicable laws and regulations.
We had no related person transactions in 2019.

MDU Resources Group, Inc. Proxy Statement 25

Proxy Statement

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Director Compensation for 2019
MDU Resources’ non-employee directors are compensated for their service according to the MDU Resources Group Inc. Director Compensation Policy. Only one company employee, David L. Goodin, the company’s president and chief executive officer, serves as a director. Mr. Goodin receives no additional compensation for his service on the board. Director compensation is reviewed annually by the compensation committee with analysis provided by an independent consultant in odd numbered years and analysis prepared by the company’s human resources department in even numbered years. The company’s independent consultant provided the director compensation analysis for 2019. The analysis included research on market trends in director compensation as well as a review of director compensation practices of our peer group companies. Based on the analysis, the compensation committee recommended and the board concurred that the annual compensation for non-employee directors be set at:

Base Cash Retainer[1]	$85,000
Additional Cash Retainers:
Non-Executive Chair	95,000
Audit Committee Chair	20,000
Compensation Committee Chair	15,000
Nominating and Governance Committee Chair	15,000
Environmental and Sustainability Committee Chair	15,000
Annual Stock Grant[2] - Directors (other than Non-Executive Chair)	125,000
Annual Stock Grant[3] - Non-Executive Chair	150,000

[1]	Cash retainer amounts shown were effective June 1, 2019, when the base retainer was increased by $15,000 and the retainer for the board chair and committee chairs were each increased by $5,000.
[2]	The annual stock grant is a grant of shares of company common stock equal in value to $125,000.
[3]	The annual stock grant is a grant of shares of company common stock equal in value to $150,000.
There are no meeting fees paid to directors.

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The following table outlines the compensation paid to our non-employee directors for 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	All Other Compensation ($)[2]	Total ($)
Thomas Everist	82,917	125,000	5,083	213,000
Karen B. Fagg	91,667	125,000	2,083	218,750
Mark A. Hellerstein	78,750	125,000	3,683	207,433
Dennis W. Johnson	140,417	141,667	3,683	285,767
William E. McCracken[3]	29,167	52,083	35	81,285
Patricia L. Moss	78,750	125,000	2,083	205,833
Harry J. Pearce[3]	66,667	62,500	5,035	134,202
Edward A. Ryan	87,500	125,000	3,683	216,183
David M. Sparby[4]	90,417	125,000	5,083	220,500
Chenxi Wang	55,417	83,333	48	138,798
John K. Wilson	87,500	125,000	1,583	214,083

[1]
Directors receive an annual payment of $125,000 in company common stock, except the non-executive chair who receives $150,000 in company common stock, under the MDU Resources Group, Inc. Non-Employee Director Long-Term Incentive Compensation Plan. Directors serving less than a full year receive a prorated stock payment based on the number of months served. All stock payments are measured in accordance with Financial Accounting Standards Board (FASB) generally accepted accounting principles for stock-based compensation in FASB Accounting Standards Codification Topic 718. The grant date fair value is based on the purchase price of our common stock on the grant date of November 19, 2019, which was $29.16 per share. The amount paid in cash for fractional shares is included in the amount reported in the stock awards column to this table. As of December 31, 2019, there are no outstanding stock awards or options associated with the Non-Employee Director Long-Term Incentive Compensation Plan.

[2]
Includes group life insurance premiums and charitable donations made on behalf of the director as applicable. Amounts for life insurance premiums reflect prorated amounts for directors serving less than a full year based on the number of months served.

[3]	Messrs. McCracken and Pearce retired from the board on May 7, 2019.

[4]
Mr. Sparby elected to receive shares of our common stock in lieu of his $90,417 of fees earned in cash. He received a total of 3,295 shares of company common stock which was purchased during 2019 on March 29, June 28, September 30, and December 31 at market prices of $25.66, $25.47, $28.39, and $29.54, respectively.

Other Compensation
In addition to liability insurance, we maintain group life insurance in the amount of $100,000 on each non-employee director for the benefit of their beneficiaries during the time they serve on the board. The annual cost per director is $82.80. Directors who contribute to the company’s Good Government Fund may designate up to two charities to receive a matching donation from the MDU Resources Foundation based on their contributions to the fund. Directors are reimbursed for all reasonable travel expenses, including spousal expenses in connection with attendance at meetings of the board and its committees. Perquisites, if any, were below the disclosure threshold in 2019.
Deferral of Compensation
Directors may defer all or any portion of the annual cash retainer and any other cash compensation paid for service as a director pursuant to the Deferred Compensation Plan for Directors. Deferred amounts are held as phantom stock with dividend accruals and are paid out in cash over a five-year period after the director leaves the board.
Post-Retirement
Our post-retirement income plan for directors was terminated in May 2001 for current and future directors. The net present value of each director’s benefit was calculated and converted into phantom stock. Payment is deferred pursuant to the Deferred Compensation Plan for Directors and will be made in cash over a five-year period after the director’s retirement from the board.

MDU Resources Group, Inc. Proxy Statement 27

Proxy Statement

Stock Ownership Policy
Our director stock ownership policy contained in our corporate governance guidelines requires each director to beneficially own our common stock equal in value to five times the director’s annual cash base retainer. Shares acquired through purchases on the open market and received through our Non-Employee Director Long-Term Incentive Compensation Plan are considered in ownership calculations as well as other beneficial ownership of our common stock by a spouse or other immediate family member residing in the director’s household. A director is allowed five years commencing January 1 of the year following the year of the director’s initial election to the board to meet the requirements. The level of common stock ownership is monitored with an annual report made to the compensation committee of the board. All directors are in compliance with the stock ownership policy or are within the first five years of their election to the board. For further details on our director’s stock ownership, see the section entitled “Security Ownership.”

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SECURITY OWNERSHIP
Security Ownership Table
The table below sets forth the number of shares of our common stock that each director, each named executive officer, and all directors and executive officers as a group owned beneficially as of February 29, 2020. Unless otherwise indicated, each person has sole investment and voting power (or share such power with his or her spouse) of the shares noted.

Name[1]	Shares of Common Stock Beneficially Owned		Percent of Class

David C. Barney	46,381	[2,3]	*
Thomas Everist	865,978		*
Karen B. Fagg	78,179		*
David L. Goodin	280,772	[2]	*
Mark A. Hellerstein	28,286		*
Dennis W. Johnson	99,224	[4]	*
Nicole A. Kivisto	63,182	[2,5]	*
Patricia L. Moss	80,614		*
Edward A. Ryan	18,476		*
David M. Sparby	14,807		*
Jeffrey S. Thiede	47,920	[2]	*
Jason L. Vollmer	12,721	[2]	*
Chenxi Wang	2,857		*
John K. Wilson	133,887		*
All directors and executive officers as a group (18 in number)	1,884,869	[2,6]	*

*	Less than one percent of the class. Percent of class is calculated based on 200,474,914 outstanding shares as of February 29, 2020.
[1]	The table includes the ownership of all current directors, named executive officers, and other executive officers of the company without naming them.
[2]	Includes full shares allocated to the officer’s account in our 401(k) retirement plan.
[3]	The total includes 687 shares owned by Mr. Barney’s spouse.
[4]	Mr. Johnson disclaims all beneficial ownership of the 163 shares owned by his spouse.
[5]	The total includes 531 shares owned by Ms. Kivisto’s spouse.
[6]	Includes shares owned by a director’s or executive’s spouse regardless of whether the director or executive claims beneficial ownership.
Hedging Policy
The company’s Director Compensation Policy and its Executive Compensation Policy prohibit our directors and executives from hedging their ownership of company stock. The Director Compensation Policy applies to all directors who are not full-time employees of the company. The Executive Compensation Policy applies to the executives of the company designated as an officer for purposes of Section 16 of the Securities Exchange Act of 1934 as well as all other executives of the company and its subsidiaries who participate in its Long-Term Performance-Based Incentive Plan and its Executive Incentive Compensation Plan. Under the policies, directors and executives are prohibited from engaging in transactions that allow them to own stock technically but without the full benefits and risks of such ownership, including, but not limited to, zero-cost collars, equity swaps, straddles, prepaid variable forward contracts, security futures contracts, exchange funds, forward sale contracts, and other financial transactions that allow the director or executive to benefit from the devaluation of the company’s stock.
The company policies also prohibit directors, executives, and related persons from holding company stock in a margin account, with certain exceptions, or pledging company securities as collateral for a loan. Company common stock may be held in a margin brokerage account only

MDU Resources Group, Inc. Proxy Statement 29

Proxy Statement

if the stock is explicitly excluded from any margin, pledge, or security provisions of the customer agreement. Company common stock may be held in a cash account, which is a brokerage account that does not allow any extension of credit on securities. “Related person” means an executive officer’s or director’s spouse, minor child, and any person (other than a tenant or domestic employee) sharing the household of a director or executive officer as well as any entities over which a director or executive officer exercises control.
Greater Than 5% Beneficial Owners
Based solely on filings with the SEC, the table below shows information regarding the beneficial ownership of more than five percent of the outstanding shares of our common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	The Vanguard Group	20,929,217	[1]	10.44%
	100 Vanguard Blvd.
	Malvern, PA 19355

Common Stock	BlackRock, Inc.	20,068,550	[2]	10.00%
	55 East 52nd Street
	New York, NY 10055

Common Stock	State Street Corporation	13,740,378	[3]	6.86%
	State Street Financial Center
	One Lincoln Street
	Boston, MA 02111

[1]
Based solely on the Schedule 13G, Amendment No. 8, filed on February 12, 2020, The Vanguard Group reported sole dispositive power with respect to 20,801,988 shares, shared dispositive power with respect to 127,229 shares, sole voting power with respect to 110,365 shares, and shared voting power with respect to 46,984 shares. These shares include 76,663 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of collective trust accounts, and 80,686 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of Australian investment offerings.

[2]
Based solely on the Schedule 13G, Amendment No. 11, filed on February 4, 2020, BlackRock, Inc. reported sole voting power with respect to 18,902,771 shares and sole dispositive power with respect to 20,068,550 shares as the parent holding company or control person of BlackRock Life Limited; BlackRock International Limited; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock Asset Management North Asia Limited; and BlackRock Fund Managers Ltd.

[3]
Based solely on the Schedule 13G, filed on February 14, 2020, State Street Corporation reported shared voting power with respect to 13,343,597 shares and shared dispositive power with respect to 13,740,378 shares as the parent holding company or control person of SSGA Funds Management, Inc., State Street Global Advisors Limited (UK), State Street Global Advisors LTD (Canada), State Street Global Advisors Asia LTD, State Street Global Advisors Singapore LTD, State Street Global Advisors GmbH, State Street Global Advisors Ireland Limited, and State Street Global Advisors Trust Company.

30 MDU Resources Group, Inc. Proxy Statement

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EXECUTIVE COMPENSATION
ITEM 2. ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Securities Exchange Act of 1934 and Rule 14a-21(a), we are asking our stockholders to approve, in an advisory vote, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. As discussed in the Compensation Discussion and Analysis, the compensation committee and board of directors believe the current executive compensation program directly links compensation of the named executive officers to our financial performance and aligns the interests of the named executive officers with those of our stockholders. The compensation committee and board of directors also believe the executive compensation program provides the named executive officers with a balanced compensation package that includes an appropriate base salary along with competitive annual and long-term incentive compensation targets. These incentive programs are designed to reward the named executive officers on both an annual and long-term basis if they attain specified goals.
Our overall compensation program and philosophy for 2019 was built on a foundation of these guiding principles:

•	we pay for performance, with over 65% of our 2019 total target direct compensation for the named executive officers in the form of performance-based incentive compensation;

•	we review competitive compensation data for the named executive officers, to the extent available, and incorporate internal equity in the final determination of target compensation levels;

•
we align executive compensation and performance by using annual performance incentives based on criteria that are important to stockholder value, including earnings, earnings per share, and earnings before interest, taxes, depreciation, and amortization (EBITDA); and

•
we align executive compensation and performance by using long-term performance incentives based on total stockholder return relative to our peer group and financial measures important to company growth.

We are asking our stockholders to indicate their approval of our named executive officer compensation as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the executive compensation tables, and narrative discussion. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers for 2019. Accordingly, the following resolution is submitted for stockholder vote at the 2020 annual meeting:
“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion of this Proxy Statement, is hereby approved.”
As this is an advisory vote, the results will not be binding on the company, the board of directors, or the compensation committee and will not require us to take any action. The final decision on the compensation of the named executive officers remains with the compensation committee and the board of directors, although the board and compensation committee will consider the outcome of this vote when making future compensation decisions. We intend to hold this advisory vote every year until at least the next stockholder advisory vote on the frequency of this vote.

The board of directors recommends a vote “for” the approval, on a non-binding advisory basis, of the compensation of the company’s named executive officers, as disclosed in this Proxy Statement.
Approval of the compensation of the named executive officers requires the affirmative vote of a majority of the common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will count as votes against this proposal. Broker non-vote shares are not entitled to vote on this proposal and, therefore, are not counted in the vote.

MDU Resources Group, Inc. Proxy Statement 31

Proxy Statement

INFORMATION CONCERNING EXECUTIVE OFFICERS
Information concerning the executive officers, including their ages as of December 31, 2019, present corporate positions, and business experience during the past five years, is as follows:

Name	Age	Present Corporate Position and Business Experience

David L. Goodin	58
Mr. Goodin was elected president and chief executive officer of the company and a director effective January 4, 2013. For more information about Mr. Goodin, see the section entitled “Item 1. Election of Directors.”

David C. Barney	64	Mr. Barney was elected president and chief executive officer of Knife River Corporation effective April 30, 2013, and president effective January 1, 2012.
Trevor J. Hastings	46
Mr. Hastings was elected president and chief executive officer of WBI Holdings, Inc. effective October 16, 2017. Prior to that, he was vice president-business development and operations support of Knife River Corporation effective January 11, 2012.

Anne M. Jones	56
Ms. Jones was elected vice president-human resources effective January 1, 2016. Prior to that, she was vice president-human resources, customer service, and safety at Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation, and Intermountain Gas Company effective July 1, 2013, and director of human resources for Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. effective June 2008.

Nicole A. Kivisto	46
Ms. Kivisto was elected president and chief executive officer of Montana-Dakota Utilities Co., Cascade Natural Gas Corporation, and Intermountain Gas Company effective January 9, 2015. Prior to that, she was vice president of operations for Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. effective January 3, 2014, and vice president, controller and chief accounting officer for the company effective February 17, 2010.

Daniel S. Kuntz	66
Mr. Kuntz was elected vice president, general counsel and secretary effective January 1, 2017. Prior to that, he was general counsel and secretary effective January 9, 2016, associate general counsel effective April 1, 2007, and assistant secretary effective August 17, 2007.

Margaret (Peggy) A. Link	53
Ms. Link was elected vice president and chief information officer effective December 1, 2017. Prior to that, she was chief information officer effective January 1, 2016, assistant vice president-technology and cybersecurity officer effective January 1, 2015, and director shared IT services effective June 2, 2009.

Jeffrey S. Thiede	57	Mr. Thiede was elected president and chief executive officer of MDU Construction Services Group, Inc. effective April 30, 2013, and president effective January 1, 2012.
Jason L. Vollmer	42
Mr. Vollmer was elected vice president, chief financial officer and treasurer effective September 30, 2017. Prior to that, he was vice president, chief accounting officer and treasurer effective March 19, 2016, treasurer and director of cash and risk management effective November 29, 2014, manager of treasury services and risk management effective June 30, 2014, and manager of treasury services, cash and risk management effective April 11, 2011.

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Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis describes how our named executive officers were compensated for 2019 and how their 2019 compensation aligns with our pay-for-performance philosophy. It also describes the oversight of the compensation committee and the rationale and processes used to determine the 2019 compensation of our named executive officers including the objectives and specific elements of our compensation program.
The Compensation Discussion and Analysis may contain statements regarding corporate performance targets and goals. The targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
Our Named Executive Officers for 2019 were:

David L. Goodin	President and Chief Executive Officer (CEO)
Jason L. Vollmer	Vice President, Chief Financial Officer (CFO) and Treasurer
David C. Barney	President and Chief Executive Officer - Construction Materials and Contracting Segment
Jeffrey S. Thiede	President and Chief Executive Officer - Construction Services Segment
Nicole A. Kivisto	President and Chief Executive Officer - Electric and Natural Gas Distribution Segments
Executive Summary
Pay for Performance
The compensation committee is responsible for designing and approving our executive compensation program and setting compensation opportunities for named executive officers. Our compensation program is directly linked to our business strategy to ensure officers are focused on elements that drive our business strategy and create stockholder value. To ensure management’s interests are aligned with those of our stockholders and the performance of the company, the significant majority of the CEO’s and the other named executive officers’ target compensation is dependent on the achievement of company performance targets. The charts below show the target pay mix for the CEO and average target pay mix of the other named executive officers, including base salary and the annual and long-term incentives.
Annual Base Salary
We provide our executive officers with base salary at a sufficient level to attract, recruit, and retain executives with the knowledge, skills, and abilities necessary to successfully execute their job responsibilities. Consistent with our compensation philosophy of linking pay to performance, our executives receive a relatively smaller percentage of their overall target compensation in the form of base salary. In establishing base salaries, the compensation committee considers each executive’s individual performance, the scope and complexities of their responsibilities, internal equity, and whether the base salary is competitive as measured against the base salaries of similarly situated executives in our peer group and market compensation data.

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Proxy Statement

Annual Cash Incentive Awards
Annual cash incentive awards for our executive officers are linked to performance by rewarding achievement of financial goals and ensuring our executive officers are focused and accountable for our growth and profitability. The design of the annual cash incentive award opportunities for 2019 was the same as the design used in 2018. Each executive is assigned a target annual incentive award based on a percentage of the executive’s base salary. The actual annual cash incentive realized is determined by multiplying the target award by the payout percentage associated with the achievement of the executive’s performance measures.
The compensation committee selected specific business segment financial performance measures for the business segment executives which represented 80% of their annual incentive award opportunity. The other 20% of the business segment executives’ annual incentive award opportunity was based on the achievement of overall company earnings per share (EPS). These measures incentivize our business segment executives to focus on the success and performance of their business segment while keeping the overall success of the company in mind.
The annual cash incentive award for corporate executives (including our CEO and CFO) is based on the achievement of the performance measures for each business segment executive and weighted by each business segment’s invested capital relative to the company’s total invested capital. Each corporate executive’s target award is multiplied by the sum of the weighted achievement percentage for each business segment executive to derive the corporate executive’s realized annual award. This incentivizes the corporate executives to assist the business segments in their success while still emphasizing overall company performance. See the “Annual Incentives” section within this Compensation Discussion and Analysis for further details on our company’s annual cash incentive program.
The following chart shows the percentage payout of the annual incentive target realized by our CEO compared to earnings per share from continuing operations for the last five years. The chart demonstrates the alignment between our financial performance and realized annual cash incentive compensation.

* MDU Resources Group, Inc. reported 2017 earnings from continuing operations of $1.45 per share which included a non-recurring benefit of 20 cents per share attributable to the federal Tax Cuts and Jobs Act that was signed into law on December 22, 2017.

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Proxy Statement

Long-Term Equity-Based Incentive Awards
Our compensation committee and the board approve grants of long-term incentives to our executives in the form of performance shares which vest into company stock plus dividend equivalents at the end of a three-year performance cycle upon achievement of established performance measures. The following chart depicts the actual vesting percentage for the last five performance cycles and demonstrates the alignment between total stockholder return (TSR) and realized long-term incentive compensation by our executives.
See the “Long-Term Incentives” section within this Compensation Discussion and Analysis for further details on the company’s long-term incentive program.
With the majority of our executive officer’s compensation dependent on the achievement of robust performance measures set by the compensation committee, we believe there is substantial alignment between executive pay and the company’s performance.
Stockholder Advisory Vote (“Say on Pay”)
At our 2019 Annual Meeting of Stockholders, 96.8% of the votes cast on the “Say on Pay” proposal approved the compensation of our named executive officers. The compensation committee viewed the 2019 vote as an expression of the stockholders general satisfaction with the company’s executive compensation programs. The compensation committee reviewed and considered the 2019 vote on “Say on Pay” in setting compensation for 2020 by continuing to link performance-based annual and long-term incentives to company financial performance and stockholder value.

MDU Resources Group, Inc. Proxy Statement 35

Proxy Statement

Compensation Practices
Our practices and policies ensure alignment between the interests of our stockholders and our executives as well as effective compensation governance.

What We Do

☑	Pay for Performance - Annual and long-term award incentives tied to performance measures set by the compensation committee comprise the largest portion of executive compensation.
☑
Independent Compensation Committee - All members of the compensation committee meet the independence standards under the New York Stock Exchange listing standards and the Securities and Exchange Commission rules.

☑	Independent Compensation Consultant - The compensation committee retains an independent compensation consultant to evaluate executive compensation plans and practices.
☑
Competitive Compensation - Executive compensation reflects executive performance, experience, relative value compared to other positions within the company, relationship to competitive market value compensation, business segment economic environment, and the actual performance of the overall company and the business segments.

☑	Annual Cash Incentive - Payment of annual cash incentive awards are based on business segment and overall company performance against pre-established annual financial measures.
☑
Long-Term Equity Incentive - Long-term incentive awards may be earned at the end of a three-year period based on achieving pre-established performance measures and are paid through performance shares which encourages stock ownership and helps retain management talent.

☑
Balanced Mix of Pay Components - The target compensation mix is not overly weighted toward annual incentive awards but rather represents a balance of annual cash and long-term equity-based compensation.

☑	Mix of Financial Goals - Use of a mixture of financial goals to measure performance prevents overemphasis on a single metric.
☑	Annual Compensation Risk Analysis - Risks related to our compensation programs are regularly analyzed through an annual compensation risk assessment.
☑
Stock Ownership and Retention Requirements - Executive officers are required to own, within five years of appointment or promotion, company common stock equal to a multiple of their base salary. Our president and chief executive officer is required to own stock equal to four times his base salary, and the other named executive officers are required to own stock equal to three times their base salary. The executive officers also must retain at least 50% of the net after-tax shares of stock vested through the long-term incentive plan for the earlier of two years or until termination of employment. Net performance shares must also be held until share ownership requirements have been met.

☑
Clawback Policy - If the company’s audited financial statements are restated due to any material noncompliance with the financial reporting requirements under the securities laws, the compensation committee may, or shall if required, demand repayment of some or all incentives paid to our executive officers within the last three years.

What We Do Not Do

☒	Stock Options - The company does not use stock options as a form of incentive compensation.
☒	Employment Agreements - Executives do not have employment agreements entitling them to specific payments upon termination or a change of control of the company.
☒	Perquisites - Executives do not receive perquisites that materially differ from those available to employees in general.
☒	Hedge Stock - Executives are not allowed to hedge company securities.
☒	Pledge Stock - Executives are not allowed to pledge company securities in margin accounts or as collateral for loans.
☒	No Dividends or Dividend Equivalents on Unvested Shares - We do not provide for payment of dividends or dividend equivalents on unvested share awards.
☒	Tax Gross-Ups - Executives do not receive tax gross-ups on their compensation except for circumstances regarding relocation.

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Proxy Statement

2019 Compensation Framework
Objectives of our Compensation Program
We have a written executive compensation policy for our executive officers, including all the named executive officers. Our policy’s stated objectives are to:

•	recruit, motivate, reward, and retain high performing executive talent required to create superior shareholder value;

•	reward executives for short-term performance as well as for growth in enterprise value over the long-term;

•	ensure effective utilization and development of talent by working in concert with other management processes - for example, performance appraisal, succession planning, and management development;

•	help ensure that compensation programs do not encourage or reward excessive or imprudent risk taking; and

•	provide a competitive package relative to industry-specific and general industry comparisons and internal equity, as appropriate.
Compensation Decision Process for 2019
For 2019, the compensation committee made recommendations to the board of directors regarding compensation of all executive officers, and the board of directors then approved the recommendations. The CEO’s role in the process includes the assessment of executive officer performance and recommending base salaries for the executive officers other than himself. The CEO attended all compensation committee meetings but was not present during discussions of his compensation. At its meetings in November 2018 and February 2019, the compensation committee established and approved base salaries and performance measures for the annual and long-term incentive compensation for 2019. It also certified the achievement of performance measures for 2018 associated with annual and long-term incentive compensation that was paid or vested in 2019.
At least every two years, the compensation committee hires an independent consulting firm to assess and recommend competitive pay levels, including base salaries and incentive compensation, associated with executive officer positions. Typically the consulting firm conducts its analysis in even numbered years. In odd numbered years, the assessment has been performed by the company’s human resources department using a variety of industry specific sources. In August 2018, the compensation committee’s consultant, Meridian Compensation Partners LLC, prepared the analysis of and provided recommendations for the 2019 executive compensation structure.
Compensation Policies and Practices as They Relate to Risk Management
The human resources department conducts an annual risk assessment of our compensation programs. Senior management and our management policy committee reviewed the risk assessment for 2019 and concluded our compensation policies and practices do not create risks which could have a material adverse effect on the company. After review and discussion of the assessment with senior management, the compensation committee concurred with management’s assessment.
In assessing the risks arising from our compensation policies and practices, the human resources department identified the following practices designed to prevent excessive risk taking:

•	Business management and governance practices:

◦	risk management is a specific performance competency included in the annual performance assessment of Section 16 officers;

◦	board oversight on capital expenditure and operating plans promotes careful consideration of financial assumptions;

◦	limitation on business acquisitions without board approval;

◦	employee integrity training programs and anonymous reporting systems;

◦	quarterly risk assessment reports at audit committee meetings; and

◦
prohibitions on holding company stock in an account that is subject to a margin call, pledging company stock as collateral for a loan, and hedging of company stock by Section 16 officers and directors.

•	Executive compensation practices:

◦
active compensation committee review of executive compensation, including portions of executive compensation based upon the company’s total stockholder return in relation to that of the company’s peer group;

◦	the initial determination of a position’s salary grade to be at or near the 50th percentile of base salaries paid to similar positions at peer group companies and/or relevant industry companies;

◦	consideration of peer group and/or relevant industry practices to establish appropriate compensation target amounts;

◦	a balanced compensation mix of fixed salary and annual and long-term incentives tied primarily to the company’s financial and stock performance;

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Proxy Statement

◦	use of interpolation for annual and long-term incentive awards to avoid payout cliffs;

◦	negative discretion to adjust any annual incentive award payment downward;

◦
use of caps on annual incentive awards (maximum of 200% of target for regulated segments and 240% of target for construction materials and services segments) and long-term incentive stock grant awards (maximum of 200% of target);

◦	ability to clawback incentive payments in the event of a financial restatement;

◦	use of performance shares and restricted stock units, rather than stock options or stock appreciation rights, as an equity component of incentive compensation;

◦
use of performance shares for long-term incentive awards with relative total stockholder return, earnings before interest, taxes, depreciation, and amortization (EBITDA) growth, and earnings growth performance measures;

◦	use of three-year performance periods for performance shares and restricted stock units to discourage short-term risk-taking;

◦
substantive annual incentive goals measured primarily by earnings, EBITDA, earnings per share criteria, and compound earnings and EBITDA growth, which encourage balanced performance and are important to stockholders;

◦	use of financial performance metrics that are readily monitored and reviewed;

◦	regular review of companies in the peer group to ensure appropriateness and industry match;

◦	stock ownership requirements for the board and for executives participating in the MDU Resources Long-Term Performance-Based Incentive Plan;

◦
Mandatory holding periods of all company stock awards to executives until stock ownership requirements are achieved and mandatory holding period for 50% of any net after-tax shares of stock earned under long-term incentive awards until the earlier of: (1) the end of the two-year period commencing on the date any stock earned under such award is issued, and (2) the executive’s termination of employment; and

◦	use of independent consultants to assist in establishing pay targets and compensation structure at least biennially.
Components of Compensation
Our executive compensation program is designed to promote sustained long-term profitability and create stockholder value. The components of our executive officer’s compensation are selected to drive financial and operational results as well as align the executive officer’s interests with those of our stockholders. Pay components and performance measures are considered by the compensation committee as fundamental financial measures of successful company performance and long-term value creation. The components of our 2019 executive compensation included:

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Proxy Statement

Component	Payments	Purpose	How Determined	How it Links to Performance

Base Salary	Assured
Provides sufficient, regularly paid income to attract and retain executives with the knowledge, skills, and abilities necessary to successfully execute their job responsibilities and reflects the individual role, responsibilities, performance, and experience of each named executive officer and the importance of the role to the company.

Based on recommendation from the CEO for executives other than himself and analysis of peer company and industry compensation information. Base salary for the CEO is determined based on input from the independent compensation consultant.
Base salary is a means to attract and retain talented executives capable of driving success and performance.
Annual Cash Incentive	Performance Based At Risk	Provides an opportunity to earn annual incentive compensation to ensure focus on annual financial and operating results and to be competitive from a total renumeration standpoint.	Annual cash incentives are calculated as a percentage of base salary with payout based on the achievement of performance measures established in advance by the compensation committee.	Annual incentive performance measures are tied to the achievement of financial goals aimed to drive the success of the company and the individual business segments.
Performance Shares	Performance Based At Risk	Provides an opportunity to earn long-term compensation to ensure focus on long-term value creation and the company’s strategic objectives and to be competitive from a total renumeration standpoint.
Performance share award opportunities are recommended by the CEO for executives other than himself and approved by the compensation committee. Performance share opportunities for the CEO are determined by the compensation committee with input from the independent compensation consultant. Vesting of the awards is based on the company’s achievement of financial measures established by the compensation committee as well as total stockholder return in comparison to the company’s peer group over a three-year performance cycle.
Fosters ownership in company stock and aligns the executive’s interests with those of stockholders in increasing long-term stockholder value.
Allocation of Total Target Compensation for 2019
Total target compensation consists of base salary plus target annual and long-term incentive compensation. Performance-based incentive compensation, which consists of annual cash incentive and three-year performance share award opportunities, comprises the largest portion of our named executive officers’ total target compensation because:

•
performance shares align the interests of the named executive officers with those of stockholders by making a significant portion of their target compensation contingent upon results beneficial to stockholders;

•	our named executive officers are in positions of authority to drive, and therefore bear high levels of responsibility for, our corporate performance;

•	variable compensation helps ensure focus on the goals that are aligned with overall company strategy; and

•	incentive compensation is more variable than base salary and dependent upon company performance and the satisfaction of performance objectives.
The compensation committee generally allocates a higher percentage of total target compensation to the target long-term incentive than to the target annual incentive for our higher level executives because they are in a better position to influence long-term performance. The long-term incentive awards, if earned by achieving established measures, are paid in company common stock. These awards, combined with our stock retention requirements and our stock ownership policy, promote ownership of our stock by the executive officers. As a result, the compensation committee believes the executive officers, as stockholders, will be motivated to deliver long-term value to all stockholders.

MDU Resources Group, Inc. Proxy Statement 39

Proxy Statement

Peer Group
The compensation committee evaluates the company’s compensation plan and its performance relative to a group of peer companies in determining overall compensation and the vesting of long-term incentive compensation. The peer group is reviewed annually to assess ongoing relevance and credibility. The companies included in our 2019 peer group were evaluated and recommended by the independent compensation consultant, Meridian Compensation Partners, LLC. In evaluating potential peer companies, the compensation consultant considered companies in the construction and engineering, construction materials, and utility industries. They also sought a group of companies where MDU Resources would rank close to the 50th percentile in terms of revenues and market capitalization. In addition, the consultant considered companies currently listed as peer companies for MDU Resources by proxy advisory firms. The 2019 peer group recommended by the consultant includes eleven companies in regulated energy delivery businesses and ten companies in the construction materials or construction services businesses. At the time of analysis, MDU Resources ranked at the 54th percentile in terms of revenue and at the 41st percentile in terms of market capitalization in comparison to the selected peer group companies. The 2019 peer group reflects MDU Resources’ size, mix of current businesses, and complexity and consequently provides an appropriate group for comparative purposes.

The companies included in the 2019 peer group are shown below:

2019 Peer Companies
Regulated Energy Delivery	Construction Materials and Services
Alliant Energy Corporation	Dycom Industries, Inc.*
Ameren Corporation*	EMCOR Group, Inc.
Atmos Energy Corporation	Granite Construction Incorporated
Black Hills Corporation	Jacobs Engineering Group Inc.*
CMS Energy Corporation*	KBR, Inc.*
Evergy, Inc.*	Martin Marietta Materials, Inc.
NiSource Inc.*	MasTec, Inc.
Pinnacle West Capital Corporation*	Quanta Services, Inc.*
Portland General Electric Company	Summit Materials, Inc.
Southwest Gas Holdings, Inc.	Vulcan Materials Company
WEC Energy Group, Inc.*
*These companies were added to the peer group for 2019 to better align with the company’s size in revenues and market capitalization.
Companies removed from the previous peer group because they were significantly smaller than the company were ALLETE, Inc., IDACORP, Inc., MYR Group, Inc., Northwest Natural Gas Company, NorthWestern Corporation, Otter Tail Corporation, Spire Inc., U.S. Concrete, Inc., and Vectren Corporation.

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Proxy Statement

2019 Compensation for Our Named Executive Officers
2019 Base Salary and Incentive Targets
At its November 2018 meeting, the compensation committee approved 2019 base salaries for the named executive officers. Mr. Goodin was not present during the portion of the meeting where the compensation committee discussed and approved the president and CEO base salary for 2019. At its February 2019 meeting, the compensation committee approved the target annual and long-term incentive opportunities for our named executive officers. In determining base salaries, target cash annual incentives, target long-term incentives, and total direct compensation for our named executive officers, the compensation committee received and considered company and individual performance, market and peer data, responsibilities, experience, tenure in position, internal equity, and input and recommendations from the CEO, human resources department, and the independent compensation consultant. The following information relates to each named executive officer’s 2019 base salary, target cash annual incentive, target long-term incentive, and target total direct compensation:

David L. Goodin	2019 ($)	Compensation Component as a % of Base Salary
Base Salary	860,000
Target Annual Incentive Opportunity	860,000	100%
Target Long-Term Performance Share Incentive Opportunity	2,400,000	279%
Target Total Potential Direct Compensation	4,120,000
The compensation committee considered information provided in the 2018 compensation study showing Mr. Goodin's base salary, total cash compensation, and long-term incentives were below market levels and increased Mr. Goodin’s base salary by 4.3%. Mr. Goodin’s 2019 annual incentive target remained at 100% of his base salary. The compensation committee, based on recommendations from its compensation consultant, Meridian Compensation Partners, LLC, set Mr. Goodin’s long-term incentive target at $2,400,000 which is 279% of his base salary for 2019 compared to 250% in 2018.

Jason L. Vollmer	2019 ($)	Compensation Component as a % of Base Salary
Base Salary	400,000
Target Annual Incentive Opportunity	300,000	75%
Target Long-Term Performance Share Incentive Opportunity	480,000	120%
Target Total Potential Direct Compensation	1,180,000
Mr. Vollmer received a 14.3% increase in his base salary from when he was promoted to the CFO position effective September 30, 2017. His 2019 annual incentive target was set at 75% of his base salary; increased from 65% of base salary. No change was made to Mr. Vollmer’s long-term incentive as a percentage of his base salary.

David C. Barney	2019 ($)	Compensation Component as a % of Base Salary
Base Salary	468,500
Target Annual Incentive Opportunity	351,375	75%
Target Long-Term Performance Share Incentive Opportunity	585,000	125%
Target Total Potential Direct Compensation	1,404,875
Mr. Barney received a 3.0% increase in base salary for 2019. The compensation committee maintained Mr. Barney’s target annual incentive opportunity at 75% of his base salary but increased his long-term incentive target to $585,000 or approximately 125% of his base salary, compared to 90% of his base salary in 2018.

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Proxy Statement

Jeffrey S. Thiede	2019 ($)	Compensation Component as a % of Base Salary
Base Salary	468,500
Target Annual Incentive Opportunity	351,375	75%
Target Long-Term Performance Share Incentive Opportunity	585,000	125%
Target Total Potential Direct Compensation	1,404,875
Mr. Thiede received a 3.0% increase in his base salary for 2019. The compensation committee maintained Mr. Thiede’s target annual incentive opportunity at 75% of base salary but increased his long-term incentive target to $585,000 or approximately 125% of his base salary, compared to 90% of his base salary in 2018.

Nicole A. Kivisto	2019 ($)	Compensation Component as a % of Base Salary
Base Salary	455,000
Target Annual Incentive Opportunity	341,250	75%
Target Long-Term Performance Share Incentive Opportunity	585,000	129%
Target Total Potential Direct Compensation	1,381,250
Ms. Kivisto received a base salary increase of 5.8% for 2019. The compensation committee increased her annual incentive target to 75% of her base salary; increased from 65% of base salary in 2018. Her long-term incentive target was increased to $585,000 or approximately 129% of her base salary, compared to 90% of base salary in 2018.

Annual Incentives
Annual incentive awards are determined for business segment executives by the achievement of financial performance measures specific to each business segment plus a performance measure tied to overall company earnings per share. For corporate executives, annual incentive awards are determined as the sum of the weighted percentage award payouts for each business segment with the weighting based upon the business segment’s invested capital relative to the company’s total invested capital. Through this, our business segment executives are incentivized to primarily focus on the success and performance of their business segment while keeping the overall financial success of the company in mind, whereas our corporate executives are incentivized to assist in the success and performance of all lines of business.
The compensation committee selected objective financial performance measures to ensure that compensation to the executives reflects the success of their respective business segments and the company. The annual incentive performance measures for each business segment president include a corporate earnings per share performance measure representing 20% of the target award opportunity and a business segment financial performance measure representing 80% of the target award opportunity. In February 2019, the compensation committee set performance targets that it believed were rigorous based on the company’s capital and business plans, prior year results, and anticipated future market conditions. To incentivize executives to make decisions that have long-term positive impact, even at the expense of short-term results, and to prevent one-time gains and losses from having an undue impact on incentive payments, the compensation committee designed its annual incentive measures to allow for adjustments for certain unplanned events that impact our performance targets but are not indicative of underlying business performance. The following annual incentive performance measures for 2019 were adopted by the compensation committee for the business segment presidents (exclusive of the MDU Resources Group, Inc. corporate executive officers) at its February 2019 meeting:

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Proxy Statement

Measure	Applies to	Purpose	Measurement	Target	Weight	How Target was Selected
MDU Resources Diluted Adjusted Earnings per Share (EPS)	All Business Segment Presidents	EPS is a generally accepted accounting principle (GAAP) measurement and is a key driver of stockholder return. This is the basis on which we provide annual performance expectations and consistent with how we report results to the financial community. This goal applies to the presidents of all business segments to engage them as members of the company’s management policy committee in the overall success of the company.
GAAP EPS (diluted) before discontinued operations plus earnings/losses from any operations discontinued after December 31, 2018, and adjustments approved by the compensation committee to remove:
- the effect on earnings at the company level of intersegment earnings eliminations;
- the negative effect on earnings from asset sales/dispositions/retirements;
- the effect on earnings from withdrawal liabilities relating to multiemployer pension plans;
- the effect on earnings from costs incurred for acquisitions and mergers; and
- the effect on earnings from unanticipated changes and interpretations of tax law.
				$1.45	20%
Target reflects 2019 financial goal to achieve an estimated return on invested capital of 7.4%. The 2019 target is 10 cents more than the 2018 target and 7 cents more than 2018 actual EPS before discontinued operations (diluted).

Business Segment Earnings	Electric and Natural Gas Distribution Segments President	Provides a measure of financial performance and an incentive to drive business results. Regulated entities are valued based on earnings potential and rate base.	GAAP business segment earnings before discontinued operations plus earnings/losses from any operations discontinued after December 31, 2018, and adjustments approved by the compensation committee to remove: - the negative effect on earnings from asset sales/dispositions/retirements; - the effect on earnings from transaction costs incurred for acquisitions or mergers; and - the effect on earnings from unanticipated changes and interpretations of tax law.	$91.9 million	80%
Target reflects the 2019 financial goal for the business segment. The 2019 target is 8.5% above 2018 actual results reflecting continued investment in infrastructure and revenue recovery from completed and pending rate cases.

	Pipeline and Midstream Segment President			$27.4 million	80%
Target reflects the 2019 financial goal of the business segment. The 2019 target is 14.2% above the 2018 actual results adjusted for the effects of the Tax Cuts and Jobs Act. The increase reflects anticipated revenue recovery from rate case and investment in completed projects.

Business Segment Earnings Before Interest, Tax, Depreciation, and Amortization (EBITDA)	Construction Materials and Contracting Segment President	Provides a measure of financial performance common to the industries in which these segments operate. Focusing on EBITDA encourages growth by excluding the impact of decisions regarding interest, taxes, and depreciation amortization made during the acquisition process.	EBITDA from continuing operations adjusted plus EBITDA from any operations discontinued after December 31, 2018, and adjustments approved by the compensation committee to remove: - the negative effect on earnings from asset sales/dispositions/retirements; - the effect on earnings from withdrawal liabilities relating to multiemployer plans, and - the effect on earnings from costs incurred for acquisitions or mergers.	$224.9 million	80%	Target reflects the 2019 financial goal of the business segment and is 12.7% above the actual 2018 EBITDA results. The increase reflects acquisitions completed in 2018 and backlog at 2018 year-end.
	Construction Services Segment President			$105.5 million	80%
Target reflects the 2019 financial goal of the business segment and is 1.8% above the actual 2018 EBITDA results reflecting backlog at 2018 year-end and anticipated organic and acquisition growth but offset by a return to more normal equipment sales and rental results.

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Proxy Statement

Actual performance results are compared to target performance measures to arrive at a percent of target achieved. The percent of target achieved is translated into a payout percentage of the target award opportunity. Achievement of 100% of the target performance measure results in a payout of 100% of the target award opportunity. Achievement of an established threshold is required to receive partial payment of the target award opportunity. Results achieved below the established threshold result in no payout. The threshold and maximum performance as well as the associated payout opportunity are depicted in the following chart:

Measure	Weighting	Threshold		Maximum
		% of Target	Payout %	% of Target	Payout %
MDU Resources Diluted Adjusted EPS	20%	85%	25%	115%	200%
Electric and Natural Gas Distribution Earnings	80%	90%	50%	110%	200%
Pipeline and Midstream Earnings	80%	85%	25%	115%	200%
Construction Materials and Contracting EBITDA	80%	75%	25%	115%	250%
Construction Services EBITDA	80%	65%	25%	115%	250%
Results achieved between payout levels are calculated using linear interpolation.
2019 Annual Incentive Results
The 2019 performance measure results, percent of target achieved based on those results, and the associated payout percentages reflect the company’s excellent 2019 financial performance and are presented below:

Business Segment	Performance Measure	Result	Percent of Performance Measure Achieved	Percent of Award Opportunity Payout	Weight	Weighted Award Opportunity Payout %
All Business Segments	Earnings per Share	$1.69	116.6%	200.0%	20%	40.0%
Electric and Natural Gas Distribution	Earnings	$94.3 million	102.6%	125.9%	80%	100.7%
Pipeline and Midstream	Earnings	$29.6 million	108.2%	154.7%	80%	123.8%
Construction Materials and Contracting	EBITDA	$259.0 million	115.1%	250.0%	80%	200.0%
Construction Services	EBITDA	$145.3 million	137.8%	250.0%	80%	200.0%
For our corporate named executive officers, namely Messrs. Goodin and Vollmer, the payout of the annual cash incentives is based on the achievement of performance measures at the business segments weighted by each business segment’s average invested capital relative to the company’s total invested capital. The compensation committee believes this approach provides alignment between our corporate executives and business segment performance. Messrs. Goodin’s and Vollmer’s 2019 annual cash incentives were earned at 163.2% of the target award opportunity based on the following proportional weighted sum of the annual business segment payouts:

Business Segment	Column A Business Segment Award Payout	Column B Percentage of Average Invested Capital	Column A x Column B

Electric and Natural Gas Distribution	140.7%	56.9%	80.1%
Pipeline and Midstream	163.8%	8.7%	14.3%
Construction Materials and Contracting[1]	200.0%	25.3%	50.6%
Construction Services[1]	200.0%	9.1%	18.2%
Total Payout Percentage			163.2%

[1] For purposes of calculating the incentive awards for Messrs. Goodin and Vollmer, the award payouts associated with the construction materials and contracting and construction services segments were limited to 200%, which resulted in a weighted award payout of 200% versus 240% for the construction materials and contracting and construction services business segment presidents.

44 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Based on the achievement of the performance targets, the named executive officers received the following 2019 annual incentive compensation:

Name	Target Annual Incentive ($)	Annual Incentive Earned
		Payout as a % of Target (%)	Amount ($)
David L. Goodin	860,000	163.2	1,403,520
Jason L. Vollmer	300,000	163.2	489,600
David C. Barney	351,375	240.0	843,300
Jeffrey S. Thiede	351,375	240.0	843,300
Nicole A. Kivisto	341,250	140.7	480,139
Long-Term Incentives
All our named executive officers participated in the 2019 long-term incentive plan which aligns long-term compensation with the achievement of pre-determined financial goals. Long-term incentive compensation comprised 58.2% of the CEO’s 2019 total target direct compensation and 41.6% of the average of the other named executive officer’s target total direct compensation. Stock earned under long-term incentive compensation is subject to our stock retention requirements. If the executive’s employment is terminated during the performance period for cause at any time, or for any reason other than cause before the executive has reached age 55 and completed ten years of service, all performance shares and related dividend equivalents are forfeited.
Grant of 2019-2021 Long-Term Performance Share Awards
For 2019, the compensation committee approved performance share awards which may vest at the end of a three-year period between 0% and 200% based on the achievement of three performance measures:

•	Total stockholder return relative to that of the peer group companies was selected as the measure for 50% of the award vesting to align the award with the company's performance relative to our peers;

•	Compound annual growth rate in EBITDA from continuing operations was selected as the measure for 25% of the award vesting to encourage strategic growth and focuses on controllable costs; and

•	Compound annual growth rate in earnings from continuing operations was selected as the measure for 25% of the award vesting to encourage quality earnings and continued growth of the company.
For the awards made in 2019, earnings used to calculate EBITDA growth may be adjusted, as such adjustments are approved by the compensation committee, to remove:

•	the effect on earnings from leases/impairments on asset sales/dispositions/retirements;

•	the effect on earnings from withdrawal liabilities relating to multiemployer pension plans; and

•	the effect on earnings from costs incurred for acquisitions or mergers.
Earnings used to calculate earnings growth from continuing operations for the 2019 awards may be adjusted, as approved by the compensation committee, to remove the effects on earnings as noted above for the calculation of EBITDA growth plus any effect on earnings from unanticipated tax law changes.
Vesting of shares and associated dividend equivalents is predicated on achievement of an established threshold associated with each performance measure. To safeguard the confidentiality of our long-term outlook on projected performance outcomes, we do not disclose actual performance targets until the performance period is completed. Achievement of the threshold of the performance measure results in vesting of 20% of the associated portion of the performance share award. Actual results of the performance measure achieved below the threshold lead to zero vesting of the associated portion of the performance share award. Maximum performance measure levels have also been established for each performance measure and result in vesting of 200% of the associated portion of the performance share award. Thresholds and maximum payouts as a percentage of target performance for the 2019 measures are:

MDU Resources Group, Inc. Proxy Statement 45

Proxy Statement

The Company’s Peer TSR Percentile Rank	The Company’s Earnings and EBITDA Growth Rate as a Percentage of Target	Vesting Percentage of Award Target
75th or higher	153.85% or higher	200%
50th	Target	100%
25th	46.15%	20%
Less than 25th	Less than 46.15%	0%

Vesting for percentile ranks falling between the intervals is interpolated.
On February 14, 2019, for the 2019-2021 performance period, the compensation committee determined the target number of performance shares for each named executive officer by dividing a selected target long-term award amount by the average of the closing prices of our stock from January 1 through January 22, 2019, which was $24.29 per share. Based on this price, the compensation committee awarded the following target performance share opportunities to the named executive officers:

Name	Base Salary ($)	Target Long-Term Performance Share Incentive % of Base Salary (%)	Long-Term Performance Share Incentive Target ($)	Performance Share Opportunities (#)
David L. Goodin	860,000	279	2,400,000	98,806
Jason L. Vollmer	400,000	120	480,000	19,761
David C. Barney	468,500	125	585,000	24,083
Jeffrey S. Thiede	468,500	125	585,000	24,083
Nicole A. Kivisto	455,000	129	585,000	24,083
Vesting of 2017-2019 Performance Share Awards
For the 2017-2019 performance period, the long-term incentive program consisted solely of performance shares. The performance criteria used for the 2017-2019 performance period was total stockholder return as a percentile of the total stockholder return for our peer companies over the three-year performance period.

Our total stockholder return ranking over the performance period was at the 26th percentile which resulted in vesting at 23% of the target performance shares and dividend equivalents. The named executive officers received the following long-term compensation for the 2017-2019 performance period:

Name	Target Performance Shares (#)	Performance Shares Vested (#)	Dividend Equivalents ($)
David L. Goodin	61,890	14,234	33,948
Jason L. Vollmer	3,912	899	2,144
David C. Barney	13,338	3,067	7,315
Jeffrey S. Thiede	13,670	3,144	7,498
Nicole A. Kivisto	11,804	2,714	6,473

Stock Retention Requirement
The named executive officers must retain 50% of the net after-tax shares vested pursuant to the long-term incentive awards for the earlier of two years from the date the vested shares are issued or the executive’s termination of employment. The executive officer is also required to retain share awards net of taxes if the executive has not met the stock ownership requirements under the company’s stock ownership policy for executives.

46 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Other Benefits
The company provides post-employment benefit plans and programs in which our named executive officers may be participants. We believe it is important to provide post-employment benefits which approximate retirement benefits paid by other employers to executives in similar positions. The compensation committee periodically reviews the benefits provided to maintain a market-based benefits package. Our named executive officers participated in the following plans during 2019 which are described below:

Plans	David L. Goodin	Jason L. Vollmer	David C. Barney	Jeffrey S. Thiede	Nicole A. Kivisto
401(k) Retirement Plan	Yes	Yes	Yes	Yes	Yes
Pension Plans	Yes	Yes	No	No	Yes
Supplemental Income Security Plan	Yes	No	Yes	No	Yes
Nonqualified Defined Contribution Plan	No	Yes	Yes	Yes	No
401(k) Retirement Plan
The named executive officers as well as all employees working a minimum of 1,000 hours per year are eligible to participate in the 401(k) plan and defer annual income up to the IRS limit. The company provides a match up to 3% depending on the employee’s elected deferral rate. Contributions and the company match are invested in various funds based on the employee’s election including company common stock.
In 2010, the company began offering increased company contributions to our 401(k) plan in lieu of pension plan contributions. For non-bargaining unit employees hired after 2006 or employees who were not previously participants in the pension plan, the added retirement contribution is 5% of plan eligible compensation. For non-bargaining unit employees hired prior to 2006 who were participants in the pension plan, the added retirement contributions are based on the employee’s age as of December 31, 2009. The retirement contribution is 11.5% for Mr. Goodin, 9.0% for Ms. Kivisto, 7.0% for Mr. Vollmer, and 5.0% for Messrs. Barney and Thiede. These amounts may be reduced in accordance with the provisions of the 401(k) plan to ensure compliance with IRS limits.
Pension Plans
Effective in 2006, the defined benefit pension plans were closed to new non-bargaining unit employees and as of December 31, 2009, the defined benefit plans were frozen. For further details regarding the company’s pension plans, please refer to the section entitled “Pension Benefits for 2019.”
Supplemental Income Security Plan
We offered certain key managers and executives benefits under a nonqualified retirement plan referred to as the Supplemental Income Security Plan (SISP). The SISP provides participants with additional retirement income and death benefits. Effective February 11, 2016, the SISP was amended to exclude new participants to the plan and freeze current benefit levels for existing participants. For further details regarding the company’s SISP, please refer to the section entitled “Pension Benefits for 2019.” Named executive officers participating in the SISP are Messrs. Goodin and Barney and Ms. Kivisto.
The following table reflects our named executive officers’ SISP benefits as of December 31, 2019:

Name	SISP Benefits
	Annual Death Benefit ($)	Annual Retirement Benefit ($)
David L. Goodin	552,960	276,480
Jason L. Vollmer	n/a	n/a
David C. Barney	262,464	131,232
Jeffrey S. Thiede	n/a	n/a
Nicole A. Kivisto	108,000	54,000

MDU Resources Group, Inc. Proxy Statement 47

Proxy Statement

Nonqualified Defined Contribution Plan
The company adopted the Nonqualified Defined Contribution Plan (NQDCP) effective January 1, 2012, to provide retirement and deferred compensation for a select group of management and other highly compensated employees. The compensation committee, upon recommendation from the CEO, annually determines which employees will participate in the NQDCP and the amount of contributions for each participant. After satisfying a vesting requirement for each contribution, distributions will be made in accordance with the terms of the plan. For further details regarding the company’s NQDCP, please refer to the section entitled “Nonqualified Deferred Compensation for 2019.”
For 2019, the compensation committee selected and approved contributions of $40,000 to Mr. Vollmer, $150,000 to Mr. Barney, and $100,000 to Mr. Thiede. The contributions awarded to Messrs. Vollmer, Barney, and Thiede represent 10.00%, 32.02%, and 21.34% of their base salaries, respectively.
Employment and Severance Agreements
We currently do not have employment or severance agreements with our executives entitling them to specific payments upon termination of employment or a change of control of the company. The compensation committee generally considers providing severance benefits on a case-by-case basis. Any post-employment or change of control benefits available to our executives are addressed within our incentive and retirement plans. Please refer to the section entitled “Potential Payments upon Termination or Change of Control.”
Compensation Governance
Impact of Tax and Accounting Treatment
The compensation committee may consider the impact of tax and/or accounting treatment in determining compensation.
Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation to $1 million paid to certain officers as a business expense in any tax year. The federal Tax Cuts and Jobs Act (Tax Reform), signed into law in December 2017, expanded the number of individuals covered by the Section 162(m) deductibility limit and repealed the exception for performance-based compensation, effective for taxable years beginning after December 31, 2017. Incentive compensation approved by the compensation committee prior to Tax Reform for our CEO and those executive officers whose overall compensation was likely to exceed $1 million was generally structured to meet the requirements for the performance-based exception for deductibility for purposes of Section 162(m). As a result of Tax Reform, compensation paid to our covered executive officers in excess of $1 million will not be deductible, unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The compensation committee believes the tax deduction limitation should not compromise its responsibility to design and maintain a compensation program that will attract and retain the executive talent necessary to successfully execute the company’s strategy.
The compensation committee also considers the accounting and cash flow implications of various forms of executive compensation. We expense salaries and annual incentive compensation as earned. For our equity awards, we record the accounting expense in accordance with Financial Accounting Standards Board 718, which is generally expensed over the vesting period.
Stock Ownership Requirements
Executives participating in our Long-Term Performance-Based Incentive Plan are required within five years of appointment or promotion into an executive level to beneficially own our common stock equal to a multiple of their base salary as outlined in the stock ownership policy. Stock owned through our 401(k) plan or by a spouse is considered in ownership calculations. The level of stock ownership compared to the ownership requirement is determined based on the closing sale price of our stock on the last trading day of the year and base salary at December 31 of the same year. The table shows the named executive officers’ holdings as a multiple of their base salary.

Name	Ownership Policy Multiple of Base Salary Within 5 Years	Actual Holdings as a Multiple of Base Salary[1]	Ownership Requirement Must Be Met By:
David L. Goodin	4X	9.7	01/01/2018
Jason L. Vollmer	3X	0.9	01/01/2023
David C. Barney	3X	2.9	01/01/2019
Jeffrey S. Thiede	3X	3.0	01/01/2019
Nicole A. Kivisto	3X	4.1	01/01/2020
[1] Includes performance stock awards earned net of taxes for the 2017-2019 performance period.

Mr. Barney is required to retain all stock vesting through the Long-Term Performance-Based Incentive Plan, net of taxes, until the stock ownership requirement is met.

48 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Deferral of Annual Incentive Compensation
We provide executives the opportunity to defer receipt of earned annual incentives. If an executive chooses to defer all or part of an annual incentive, we credit the deferral with interest at a rate determined by the compensation committee. For 2019, the interest rate for deferrals was 4.4% based on an average of the Moody’s U.S. Long-Term Corporate Bond Yield Average for “A” and “Baa” rated companies. The compensation committee’s reasons for using this interest rate recognized incentive deferrals are a low-cost source of capital for the company and are unsecured obligations and, therefore, carry an associated level of risk to the executives.
Clawback
In February 2016, we amended our Long-Term Performance-Based Incentive Plan and Executive Incentive Compensation Plan sections regarding the repayment of incentive compensation due to accounting restatements, commonly referred to as a clawback policy. The compensation committee may, or shall if required, take action to recover incentive-based compensation from specific executives in the event the company is required to restate its financial statements due to material noncompliance with any financial reporting requirements under the securities laws.
Policy Regarding Hedging Stock Ownership
Our executive compensation policy prohibits executive officers, which includes our named executive officers, from hedging their ownership of company common stock. Executives may not enter into transactions that allow the executive to benefit from devaluation of our stock or otherwise own stock technically but without the full benefits and risks of such ownership. See the section entitled “Security Ownership” for our policy on margin accounts and pledging of our stock.
COMPENSATION COMMITTEE REPORT
The compensation committee is primarily responsible for reviewing, approving, and overseeing the company’s compensation plans and practices and works with management and the committee’s independent compensation consultant to develop the company executive compensation programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K, Item 402(b), with management. Based on the review and discussions referred to in the preceding sentence, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our Proxy Statement on Schedule 14A.
John K. Wilson, Chair
Thomas Everist
Karen B. Fagg
Patricia L. Moss

MDU Resources Group, Inc. Proxy Statement 49

Proxy Statement

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table for 2019

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($) (e)[1]	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)[2]	All Other Compensation ($) (i)[3]		Total ($) (j)
David L. Goodin	2019	860,000	3,029,392	1,403,520	735,366	116,077		6,144,355
President and CEO	2018	824,460	2,433,437	807,971	16,503	72,884	[4]	4,155,255
	2017	792,750	1,504,546	1,377,007	342,727	40,971		4,058,001

Jason L. Vollmer	2019	400,000	605,877	489,600	8,455	86,049		1,589,981
Vice President, CFO and	2018	350,000	495,840	222,950	—	69,589	[4]	1,138,379
Treasurer	2017	256,625	95,101	230,988	3,681	48,156		634,551

David C. Barney	2019	468,500	738,389	843,300	174,117	201,771		2,426,077
President and CEO of	2018	455,000	958,410	384,589	—	251,255	[4]	2,049,254
Knife River Corporation	2017	427,140	324,247	483,736	93,786	173,331		1,502,240

Jeffrey S. Thiede	2019	468,500	738,389	843,300	—	151,751		2,201,940
President and CEO of	2018	455,000	958,410	437,141	—	140,925	[4]	1,991,476
MDU Construction	2017	437,750	332,318	743,629	—	123,163		1,636,860
Services Group, Inc.

Nicole A. Kivisto	2019	455,000	738,389	480,139	243,761	54,763		1,972,052
President and CEO of	2018	430,000	609,197	225,277	210	42,302	[4]	1,306,986
Montana-Dakota Utilities Co.	2017	378,000	286,955	433,906	96,931	33,049		1,228,841

[1]
Amounts in this column represent the aggregate grant date fair value of performance share award opportunities at target calculated in accordance with Financial Accounting Standards Board (FASB) generally accepted accounting principles for stock-based compensation in FASB Accounting Standards Codification Topic 718. This column was prepared assuming none of the awards were or will be forfeited. The amounts were calculated as described in Note 13 of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019. For 2019, the aggregate grant date fair value of outstanding performance share award opportunities assuming the highest level of payout would be as follows:

Name	Aggregate grant date fair value at highest payout ($)
David L. Goodin	6,058,784
Jason L. Vollmer	1,211,753
David C. Barney	1,476,778
Jeffrey S. Thiede	1,476,778
Nicole A. Kivisto	1,476,778

50 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

[2]
Amounts shown for 2019 represent the change in the actuarial present value for the named executive officers’ accumulated benefits under the pension plan, SISP, and Excess SISP, collectively referred to as the “accumulated pension change,” plus above-market earnings on deferred annual incentives as of December 31, 2019.

Name	Accumulated Pension Change ($)	Above Market Interest ($)
David L. Goodin	722,199	13,167
Jason L. Vollmer	8,455	—
David C. Barney	174,117	—
Jeffrey S. Thiede	—	—
Nicole A. Kivisto	243,631	130
3     All Other Compensation is comprised of:

Name	401(k) Plan ($)[a]	Nonqualified Defined Contribution Plan ($)	Life Insurance Premium ($)	Matching Charitable Contributions ($)	Dividend Equivalents ($)[b]	Total ($)
David L. Goodin	40,600	—	621	2,620	72,236	116,077
Jason L. Vollmer	28,000	40,000	497	2,985	14,567	86,049
David C. Barney	22,400	150,000	582	1,200	27,589	201,771
Jeffrey S. Thiede	22,400	100,000	582	1,180	27,589	151,751
Nicole A. Kivisto	33,600	—	565	2,780	17,818	54,763
[a]	Represents company contributions to the 401(k) plan, which includes matching contributions and retirement contributions associated with the freeze of the pension plans at December 31, 2009.
[b]	Represents accrued dividend equivalents on the 2019-2021 and 2018-2020 performance share awards at target and restricted stock units awarded to Mr. Barney and Mr. Thiede in 2018.
4 2018 All Other Compensation has been updated to include dividend equivalents on the 2018-2020 performance share awards at target for all named executive officers and restricted stock unit awards awarded to Mr. Barney and Mr. Thiede in 2018 which were inadvertently omitted in the Summary Compensation Table for 2018.

Grants of Plan-Based Awards in 2019

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units # (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
David L. Goodin	2/14/2019	[1]	313,097	860,000	1,720,000
	2/14/2019	[2]				19,761	98,806	197,612		3,029,392
Jason L. Vollmer	2/14/2019	[1]	109,220	300,000	600,000
	2/14/2019	[2]				3,952	19,761	39,522		605,877
David C. Barney	2/14/2019	[1]	87,844	351,375	843,300
	2/14/2019	[2]				4,816	24,083	48,166		738,389
Jeffrey S. Thiede	2/14/2019	[1]	87,844	351,375	843,300
	2/14/2019	[2]				4,816	24,083	48,166		738,389
Nicole A. Kivisto	2/14/2019	[1]	153,563	341,250	682,500
	2/14/2019	[2]				4,816	24,083	48,166		738,389

[1]	Annual incentive for 2019 granted pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan.
[2]	Performance shares for the 2019-2021 performance period granted pursuant to the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan.

MDU Resources Group, Inc. Proxy Statement 51

Proxy Statement

Narrative Discussion Relating to the Summary Compensation Table
and Grants of Plan-Based Awards Table
Annual Incentive
The compensation committee recommended the 2019 annual incentive award opportunities for our named executive officers and the board approved these opportunities at its meeting on February 14, 2019. The award opportunities at threshold, target, and maximum are reflected in columns (c), (d), and (e), respectively, of the Grants of Plan-Based Awards Table. The actual amount paid with respect to 2019 performance is reflected in column (g) of the Summary Compensation Table.
As described in the “Annual Incentives” section of the “Compensation Discussion and Analysis,” payment of annual award opportunities is dependent upon achievement of performance measures; actual payout may range from 0% to 200% of the target except for the construction materials and contracting and construction services segments which may range from 0% to 240%.
All our named executive officers were awarded their annual incentive opportunities pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan. Under the Executive Incentive Compensation Plan, executives who retire during the year at or after age 65 remain eligible to receive an award, but executives who terminate employment for other reasons are not eligible for an award. The compensation committee generally does not modify the performance measures; however, if in years of unusually adverse or favorable external conditions or other unforeseen significant factors beyond the control of management, the compensation committee may modify the performance measures. The compensation committee has full discretion to determine the extent to which goals have been achieved, the payment level, and whether to adjust payment of awards downward based upon individual performance. For further discussion of the specific 2019 incentive plan performance measures and results, see the “Annual Incentives” section in the “Compensation Discussion and Analysis.”
Long-Term Incentive
The compensation committee recommended long-term incentive award opportunities for the named executive officers in the form of performance shares, and the board approved the award opportunities at its meeting on February 14, 2019. The long-term incentive opportunities are presented as the number of performance shares at threshold, target, and maximum in columns (f), (g), and (h) of the Grants of Plan-Based Awards Table. The value of the long-term performance-based incentive opportunities is based on the aggregate grant date fair value and is reflected in column (e) of the Summary Compensation Table and column (l) of the Grant of Plan-Based Awards Table.
Depending on the achievement of the performance measures associated with our 2019-2021 performance period, executives will receive from 0% to 200% of the target awards in February 2022. We also will pay dividend equivalents in cash on the number of shares actually vested for the performance period. The dividend equivalents will be paid in 2022 at the same time as the performance share awards are settled.
Nonqualified Defined Contribution Plan
The CEO recommends participants and contribution amounts to the Nonqualified Defined Contribution Plan which are approved by the compensation committee of the board of directors. The purpose of the plan is to recognize outstanding performance coupled with enhanced retention as the Nonqualified Defined Contribution Plan requires a vesting period. The amount shown in column (i) - All Other Compensation of the Summary Compensation Table includes contributions of $40,000 to Mr. Vollmer, $150,000 to Mr. Barney, and $100,000 to Mr. Thiede. For further information, see the section entitled “Nonqualified Deferred Compensation for 2019.”
Salary and Bonus in Proportion to Total Compensation
The following table shows the proportion of salary and bonus to total compensation:

Name	Salary ($)	Bonus ($)	Total Compensation ($)	Salary and Bonus as a % of Total Compensation
David L. Goodin	860,000	—	6,144,355	14.0%
Jason L. Vollmer	400,000	—	1,589,981	25.2%
David C. Barney	468,500	—	2,426,077	19.3%
Jeffrey S. Thiede	468,500	—	2,201,940	21.3%
Nicole A. Kivisto	455,000	—	1,972,052	23.1%

52 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2019

	Stock Awards
Name (a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)[1]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)[2]
David L. Goodin	416,422	12,371,898
Jason L. Vollmer	75,408	2,240,372
David C. Barney	114,491	3,401,528
Jeffrey S. Thiede	114,823	3,411,391
Nicole A. Kivisto	99,254	2,948,836

[1]	Below is a breakdown by year of the outstanding performance share plan awards:

	2017 Award	2018 Award	2019 Award	Total
Performance Period End	12/31/2019	12/31/2020	12/31/2021
David L. Goodin	61,890	156,920	197,612	416,422
Jason L. Vollmer	3,912	31,974	39,522	75,408
David C. Barney	13,338	52,987	48,166	114,491
Jeffrey S. Thiede	13,670	52,987	48,166	114,823
Nicole A. Kivisto	11,804	39,284	48,166	99,254
Shares for the 2017 award are shown at the target level (100%) based on results for the 2017-2019 performance cycle between threshold and target.
Shares for the 2018 award are shown at the maximum level (200%) based on results for the first two years of the 2018-2020 performance cycle above target. The number of shares under the 2018 award also includes 11,419 time-vesting restricted stock units granted to Messrs. Barney and Thiede.
Shares for the 2019 award are shown at the maximum level (200%) based on results for the first year of the 2019-2021 performance cycle above target.

[2]	Value based on the number of performance shares and restricted stock units reflected in column (i) multiplied by $29.71, the year-end per share closing stock price for 2019.

While for purposes of the Outstanding Equity Awards at Fiscal Year-End 2019 Table, the number of shares and value shown for the 2017-2019 performance cycle is at 100% of target, the actual results for the performance period certified by the compensation committee and settled on February 13, 2020, was 23% of target. For further information, see the “Long-Term Incentives” section of the “Compensation Discussion and Analysis.”

MDU Resources Group, Inc. Proxy Statement 53

Proxy Statement

Option Exercises and Stock Vested During 2019

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#) (d)[1]	Value Realized on Vesting ($) (e)[2]
David L. Goodin	138,269	3,951,037
Jason L. Vollmer	6,673	190,681
David C. Barney	26,488	756,895
Jeffrey S. Thiede	27,673	790,756
Nicole A. Kivisto	23,441	669,827
[1]	Reflects performance shares for the 2016-2018 performance period ended December 31, 2018, which were settled February 14, 2019.
[2]	Reflects the value of vested performance shares based on the closing stock price of $26.25 per share on February 14, 2019, and the dividend equivalents paid on the vested shares.
Pension Benefits for 2019

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)[1]	Present Value of Accumulated Benefit ($) (d)
David L. Goodin	Pension	26	1,372,606
	Basic SISP [2]	10	2,836,360
	Excess SISP [3]	26	42,331
Jason L. Vollmer	Pension	4	29,312
	Basic SISP [3]	n/a	—
	Excess SISP [3]	n/a	—
David C. Barney	Pension [3]	n/a	—
	Basic SISP [2]	10	1,623,404
	Excess SISP [3]	n/a	—
Jeffrey S. Thiede	Pension [3]	n/a	—
	Basic SISP [3]	n/a	—
	Excess SISP [3]	n/a	—
Nicole A. Kivisto	Pension	14	302,478
	Basic SISP [2]	9	586,981
	Excess SISP [3]	n/a	—

[1]
Years of credited service related to the pension plan reflects the years of participation in the plan as of December 31, 2009, when the pension plan was frozen. Years of credited service related to the Basic SISP reflects the years toward full vesting of the benefit which is 10 years. Years of credited service related to Excess SISP reflects the same number of credited years of services as the pension plan.

[2]
The present value of accumulated benefits for the Basic SISP assumes the named executive officer would be fully vested in the benefit on the benefit commencement date; therefore, no reduction was made to reflect actual vesting levels.

[3]
Messrs. Barney and Thiede are not eligible to participate in the pension plans. Messrs. Vollmer and Thiede do not participate in the SISP. Mr. Goodin is the only named executive officer eligible to participate in the Excess SISP.

54 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The amounts shown for the pension plan, Basic SISP, and Excess SISP represent the actuarial present values of the executives’ accumulated benefits accrued as of December 31, 2019, calculated using:

•	a 2.71% discount rate for the Basic SISP and Excess SISP;

•	a 2.93% discount rate for the pension plan;

•	the Society of Actuaries PRi-2012 Total Dataset Mortality with Scale MP-2019 (post commencement only); and

•	no recognition of future salary increases or pre-retirement mortality.
The actuary assumed a retirement age of 60 for the pension, Basic SISP, and Excess SISP benefits and assumed retirement benefits commence at age 60 for the pension and Excess SISP and age 65 for Basic SISP benefits.
Pension Plan
The MDU Resources Group, Inc. Pension Plan for Non-Bargaining Unit Employees (pension plan) applies to employees hired before 2006 and was amended to cease benefit accruals as of December 31, 2009. The benefits under the pension plan are based on a participant’s average annual salary over the 60 consecutive month period where the participant received the highest annual salary between 1999 and 2009. Benefits are paid as straight life annuities for single participants and as actuarially reduced annuities with a survivor benefit for married participants unless they choose otherwise.
Supplemental Income Security Plan
The Supplemental Income Security Plan (SISP), a nonqualified defined benefit retirement plan, is offered to select key managers and executives. SISP benefits are determined by reference to levels defined within the plan. Our compensation committee, after receiving recommendations from our CEO, determined each participant’s level within the plan. On February 11, 2016, the SISP was amended to exclude new participants to the plan and freeze current benefit levels for existing participants.
Basic SISP Benefits
Basic SISP is a supplemental retirement benefit intended to augment the retirement income provided under the pension plans. The Basic SISP benefits are subject to the following ten-year vesting schedule:

•	0% vesting for less than three years of participation;

•	20% vesting for three years of participation;

•	40% vesting for four years of participation; and

•	an additional 10% vesting for each additional year of participation up to 100% vesting for ten years of participation.
Participants can elect to receive the Basic SISP as:

•	monthly retirement benefits only;

•	monthly death benefits paid to a beneficiary only; or

•	a combination of retirement and death benefits, where each benefit is reduced proportionately.
Regardless of the election, if the participant dies before the SISP retirement benefit commences, only the SISP death benefit is provided.
Excess SISP Benefits
Excess SISP is an additional retirement benefit relating to Internal Revenue Code limitations on retirement benefits provided under the pension plans. Excess SISP benefits are equal to the difference between the monthly retirement benefits that would have been payable to the participant under the pension plans absent the limitations under the Internal Revenue Code and the actual benefits payable to the participant under the pension plans. Participants are only eligible for the Excess SISP benefits if the participant is fully vested under the pension plan, their employment terminates prior to age 65, and benefits under the pension plan are reduced due to limitations under the Internal Revenue Code on plan compensation.
In 2009, the SISP was amended to limit eligibility for the Excess SISP benefit. Mr. Goodin is the only named executive officer eligible for the Excess SISP benefit and must remain employed with the company until age 60 in order to receive the benefit. Benefits generally commence six months after the participant’s employment terminates and continue to age 65 or until the death of the participant, if prior to age 65.
Both Basic and Excess SISP benefits are forfeited if the participant’s employment is terminated for cause.

MDU Resources Group, Inc. Proxy Statement 55

Proxy Statement

Nonqualified Deferred Compensation for 2019
Deferred Annual Incentive Compensation
Executives participating in the annual incentive compensation plans may elect to defer up to 100% of their annual incentive awards. Deferred amounts accrue interest at a rate determined by the compensation committee. The interest rate in effect for 2019 was 4.4% based on an average of the Moody’s U.S. Long-Term Corporate Bond Yield Average for “A” and “Baa” rated companies. The deferred amount will be paid in accordance with the participant’s election, following termination of employment or beginning in the fifth year following the year the award was earned. The amounts are paid in accordance with the participant’s election in either a lump sum or in monthly installments not to exceed 120 months. In the event of a change of control, all amounts deferred would immediately become payable. For purposes of deferred annual incentive compensation, a change of control is defined as:

•	an acquisition during a 12-month period of 30% or more of the total voting power of our stock;

•	an acquisition of our stock that, together with stock already held by the acquirer, constitutes more than 50% of the total fair market value or total voting power of our stock;

•
replacement of a majority of the members of our board of directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors; or

•	acquisition of our assets having a gross fair market value at least equal to 40% of the gross fair market value of all of our assets.
Nonqualified Defined Contribution Plan
The company adopted the Nonqualified Defined Contribution Plan, effective January 1, 2012, to provide deferred compensation for a select group of employees. The compensation committee approves the amount of employer contributions under the Nonqualified Defined Contribution Plan and the obligations under the plan constitute an unsecured promise of the company to make such payments. The company credits contributions to plan accounts which capture the hypothetical investment experience based on the participant’s elections. Contributions made prior to 2017 vest four years after each contribution in accordance with the terms of the plan. Contributions made in and after 2017 vest rateably over a three-year period with one-third vesting after the first year, an additional one-third after the second year, and the final one-third after the third year. Amounts shown as aggregate earnings in the table below for Messrs. Vollmer, Barney, and Thiede reflect the change in investment value at market rates for the hypothetical investments selected by the participants. Participants may elect to receive their vested contributions and investment earnings either in a lump sum upon separation from service with the company or in annual installments over a period of years upon the later of (i) separation from service and (ii) age 65. Plan benefits become fully vested if the participant dies while actively employed. Benefits are forfeited if the participant’s employment is terminated for cause.
The table below includes individual contributions from deferrals of annual incentive compensation and company contributions under the Nonqualified Defined Contribution Plan:

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

David L. Goodin	403,986	—	82,592	—	1,985,235	[1]
Jason L. Vollmer	—	40,000	27,426	—	123,675	[2]
David C. Barney	—	150,000	91,195	—	544,980	[3]
Jeffrey S. Thiede	—	100,000	157,271	—	884,439	[4]
Nicole A. Kivisto	—	—	794	—	18,479

[1]	Mr. Goodin deferred 50% of his 2018 annual incentive compensation which was $807,971 as reported in the Summary Compensation Table for 2018.
[2]
Mr. Vollmer received $40,000 under the Nonqualified Defined Contribution Plan for 2019. Mr. Vollmer’s balance also includes a contribution of $35,000 for 2018 and $22,550 for 2017. Each of these amounts are reported in column (i) of the Summary Compensation Table for its respective year, where applicable.

[3]
Mr. Barney received $150,000 under the Nonqualified Defined Contribution Plan for 2019. Mr. Barney’s balance also includes a contribution of $150,000 for each of 2018 and 2017. Each of these amounts are reported in column (i) of the Summary Compensation Table for its respective year.

[4]
Mr. Thiede received $100,000 under the Nonqualified Defined Contribution Plan for 2019. Mr. Thiede’s balance also includes contributions of $100,000 for each of 2018, 2017, and 2016, $150,000 for 2015, $75,000 for 2014, and $33,000 for 2013. Each of these amounts was reported in column (i) of the Summary Compensation Table in the Proxy Statement for its respective year, where applicable.

56 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Potential Payments upon Termination or Change of Control
The Potential Payments upon Termination or Change of Control Table shows the payments and benefits our named executive officers would receive in connection with a variety of employment termination scenarios or upon a change of control. The scenarios include:

•	Voluntary Termination;

•	Not for Cause Termination;

•	Death;

•	Disability;

•	Change of Control with Termination; and

•	Change of Control without Termination.
For the named executive officers, the information assumes the terminations or the change of control occurred on December 31, 2019.
The table excludes compensation and benefits our named executive officers would earn during their employment with us whether or not a termination or change of control event had occurred. The tables also do not include benefits under plans or arrangements generally available to all salaried employees and that do not discriminate in favor of the named executive officers, such as benefits under our qualified defined benefit pension plan (for employees hired before 2006), accrued vacation pay, continuation of health care benefits, and life insurance benefits. The tables also do not include Nonqualified Defined Contribution Plan or deferred annual compensation amounts which are shown and explained in the Nonqualified Deferred Compensation for 2019 Table.
Compensation
None of our named executive officers have employment or severance agreements entitling them to their base salary, some multiple of base salary or severance upon termination or change of control. Our compensation committee generally considers providing severance benefits on a case-by-case basis. Because severance payments are discretionary, no amounts are presented in the tables.

All our named executive officers were granted their 2019 annual incentive award under the Executive Incentive Compensation Plan (EICP) which has no change of control provision in regards to annual incentive compensation other than for deferred compensation. The EICP requires participants to remain employed with the company through the service year to be eligible for a payout unless otherwise determined by the compensation committee for named executive officers or employment termination after age 65. As all our scenarios assume a termination or change in control event on December 31st, the named executives officers would be considered employed for the entire performance period; therefore, no amounts are shown for annual incentives in the tables for our named executive officers, as they would be eligible to receive their annual incentive award based on the level that performance measures were achieved for the performance period regardless of termination or change of control occurring on December 31, 2019.

All named executive officers received their performance share awards under the Long-Term Performance-Based Incentive Plan (LTIP). Upon a change of control (with or without termination), performance share awards would be deemed fully earned and vest at their target levels for the named executive officers. For this purpose, the term “change of control” is defined in the LTIP as:

•	the acquisition by an individual, entity, or group of 20% or more of our outstanding common stock;

•	a majority of our board of directors whose election or nomination was not approved by a majority of the incumbent board members;

•
consummation of a merger or similar transaction or sale of all or substantially all of our assets, unless our stockholders immediately prior to the transaction beneficially own more than 60% of the outstanding common stock and voting power of the resulting corporation in substantially the same proportions as before the merger, no person owns 20% or more of the resulting corporation’s outstanding common stock or voting power except for any such ownership that existed before the merger and at least a majority of the board of the resulting corporation is comprised of our directors; or

•	stockholder approval of our liquidation or dissolution.

MDU Resources Group, Inc. Proxy Statement 57

Proxy Statement

For termination scenarios other than a change of control, our award agreements provide that performance share awards are forfeited if the participant’s employment terminates before the participant has reached age 55 and completed 10 years of service. If a participant’s employment is terminated other than for cause after reaching age 55 and completing 10 years of service, performance shares are prorated as follows:

•	termination of employment during the first year of the performance period = shares are forfeited;

•	termination of employment during the second year of the performance period = performance shares earned are prorated based on the number of months employed during the performance period; and

•	termination of employment during the third year of the performance period = full amount of any performance shares earned are received.
Under the termination scenarios, Messrs. Goodin, Barney, and Thiede would receive performance shares as they have each reached age 55 and have 10 or more years of service. The number of performance shares received would be based on the following:

•	2017-2019 performance shares would vest based on the achievement of the performance measure for the period ended December 31, 2019, which was 23%;

•
2018-2020 performance shares would be prorated at 24 out of 36 months (2/3) of the performance period and vest based on the actual achievement of the performance measure for the period ended December 31, 2020. For purposes of the Potential Payments upon Termination or Change of Control Table, the vesting is shown at 100%; and

•	2019-2021 performance shares would be forfeited.
For purposes of calculating the performance share value shown in the Potential Payments upon Termination or Change of Control Table, the number of vesting shares was multiplied by the average of the high and low stock price for the last market day of the year, which was December 31, 2019. Dividend equivalents based on the number of vesting shares are also included in the amounts presented.
Neither Ms. Kivisto nor Mr. Vollmer have reached age 55; therefore, they are not eligible for vesting of performance shares in the event of their termination.
Messrs. Barney and Thiede were granted 11,419 restricted stock units in February 2018. The restricted stock units will vest on December 31, 2020, provided that Messrs. Barney and Thiede remain continuously employed by the company through December 31, 2020, except for termination due to death or disability or a change in control as defined in the LTIP. In the case of a voluntary or not for cause termination on December 31, 2019, Messrs Barney and Thiede would forfeit the restricted stock units. In the case of death or disability, the restricted stock units would vest based on the number of full months of employment completed during the grant period to the date of death or disability divided by the total number of months in the grant period. In the case of death or disability occurring on December 31, 2019, two-thirds of Messrs. Barney and Thiede’s restricted stock units plus dividend equivalents would vest. In the case of a change of control (with or without termination) occurring on December 31, 2019, the restricted stock units plus dividend equivalents would fully vest.
Benefits and Perquisites
Supplemental Income Security Plan
As described in the “Pension Benefits for 2019” section, the Basic SISP provides a benefit of payments commencing at the latter of retirement or age 65 and payable for 15 years. Of the named executive officers, only Messrs. Goodin, Barney, and Ms. Kivisto participate in the Basic SISP benefits. While Messrs. Goodin and Barney are 100% vested in their SISP benefit, Ms. Kivisto entered the plan in 2011 and is only 90% vested in her SISP benefit at December 31, 2019. Ms. Kivisto received a benefit level upgrade in 2014, which cliff vests on January 1, 2021. This means that if her employment terminates for any reason other than death before January 1, 2021, her benefit upgrade is forfeited.

Under all scenarios except death and change of control without termination, the payment represents the present value of the vested Basic SISP benefit as of December 31, 2019, using the monthly retirement benefit shown in the table below and a discount rate of 2.71%. In the event of death, Messrs. Goodin, Barney, and Ms. Kivisto’s beneficiaries would receive monthly death benefit payments for 15 years. The Potential Payments upon Termination or Change of Control Table shows the present value calculations of the monthly death benefit using the 2.71% discount rate.

58 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

	Monthly SISP Retirement Payment ($)		Monthly SISP Death Payment ($)
David L. Goodin	23,040		46,080
David C. Barney	10,936		21,872
Nicole A. Kivisto	5,000	*	10,000	*
*
Ms. Kivisto’s calculations are based on 90% of the value shown above for voluntary, not for cause and change of control with termination scenarios. The disability scenario allows for two additional years of vesting and is calculated using 100% of the value shown above. Ms. Kivisto’s death benefit scenario is calculated using her 2014 benefit upgrade level with a monthly death benefit of $13,144.

Because the plan requires a participant to be no longer actively employed by the company in order to be eligible for payments, we do not show benefits for the change of control without termination scenario.
Disability
We provide disability benefits to some of our salaried employees equal to 60% of their base salary, subject to a salary limit of $200,000 for officers and $100,000 for other salaried employees when calculating benefits. For all eligible employees, disability payments continue until age 65 if disability occurs at or before age 60 and for five years if disability occurs between the ages of 60 and 65. Disability benefits are reduced for amounts paid as retirement benefits. The disability payments in the Potential Payments upon Termination or Change of Control Table reflect the present value of the disability benefits attributable to the additional $100,000 of base salary recognized for executives under our disability program, subject to the 60% limitation, after reduction for amounts that would be paid as retirement benefits. For Messrs. Goodin and Vollmer and Ms. Kivisto, who participate in the pension plan, the amount represents the present value of the disability benefit after reduction for retirement benefits using a discount rate of 2.93%. Because Mr. Goodin’s retirement benefit is greater than the disability benefit, the amount shown is zero. For Messrs. Barney and Thiede, who do not participate in the pension plan, the amount represents the present value of the disability benefit without reduction for retirement benefits using the discount rate of 2.71%, which is considered a reasonable rate for purposes of the calculation.

MDU Resources Group, Inc. Proxy Statement 59

Proxy Statement

Potential Payments upon Termination or Change of Control Table

Executive Benefits and Payments upon Termination or Change of Control	Voluntary Termination ($)	Not for Cause Termination ($)	Death ($)	Disability ($)	Change of Control (With Termination) ($)	Change of Control (Without Termination) ($)
David L. Goodin
Compensation:
Performance Shares	2,090,438	2,090,438	2,090,438	2,090,438	7,443,039	7,443,039
Benefits and Perquisites:
Basic SISP	2,836,089	2,836,089	—	2,836,089	2,836,089	—
SISP Death Benefits	—	—	6,824,695	—	—	—
Disability Benefits	—	—	—	—	—	—
Total	4,926,527	4,926,527	8,915,133	4,926,527	10,279,128	7,443,039
Jason L. Vollmer
Compensation:
Performance Shares	—	—	—	—	1,226,697	1,226,697
Benefits and Perquisites:
Disability Benefits	—	—	—	965,329	—	—
Total	—	—	—	965,329	1,226,697	1,226,697
David C. Barney
Compensation:
Performance Shares	531,221	531,221	531,221	531,221	1,810,097	1,810,097
Restricted Stock Units	—	—	237,875	237,875	356,844	356,844
Benefits and Perquisites:
Basic SISP	1,608,756	1,608,756	—	1,608,756	1,608,756	—
SISP Death Benefits	—	—	3,239,360	—	—	—
Disability Benefits	—	—	—	280,900	—	—
Total	2,139,977	2,139,977	4,008,456	2,658,752	3,775,697	2,166,941
Jeffrey S. Thiede
Compensation:
Performance Shares	533,687	533,687	533,687	533,687	1,820,730	1,820,730
Restricted Stock Units	—	—	237,875	237,875	356,844	356,844
Benefits and Perquisites:
Disability Benefits	—	—	—	387,175	—	—
Total	533,687	533,687	771,562	1,158,737	2,177,574	2,177,574
Nicole A. Kivisto
Compensation:
Performance Shares	—	—	—	—	1,709,044	1,709,044
Benefits and Perquisites:
Basic SISP	402,102	402,102	—	446,780	402,102	—
SISP Death Benefits	—	—	1,946,697	—	—	—
Disability Benefits	—	—	—	740,621	—	—
Total	402,102	402,102	1,946,697	1,187,401	2,111,146	1,709,044

60 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing information regarding the relationship of the annual total compensation of David L. Goodin, our president and chief executive officer, to the annual total compensation of our median employee.
Our employee workforce fluctuates during the year largely depending on the seasonality, number, and size of construction project activity conducted by our businesses. Approximately 51% of our employee workforce is employed under union bargained labor contracts which define compensation and benefits for participants which may include payments made by the company associated with employee participation in union benefit and pension plans.
We identified the median employee by examining the 2019 taxable wage information for all individuals on the company’s payroll records as of December 31, 2019, excluding Mr. Goodin. All of the company’s employees are located in the United States. We made no adjustments to annualize compensation for individuals employed for only part of the year. We selected taxable wages as reported to the Internal Revenue Service on Form W-2 for 2019 to identify the median employee as it includes substantially all of the compensation for our median employee and provided a reasonably efficient and cost-effective manner for the identification of the median employee. Our median employee is a member of a union and works for a subsidiary of our construction services segment; he does not participate in our pension or 401(k) plan.
Once identified, we categorized the median employee’s compensation to correspond to the compensation components as reported in the Summary Compensation Table. For 2019, the total annual compensation of Mr. Goodin as reported in the Summary Compensation Table included in this Proxy Statement was $6,144,355, and the total annual compensation of our median employee was $63,768. Based on this information, the 2019 ratio of annual total compensation of Mr. Goodin to the median employee was 96 to 1.

MDU Resources Group, Inc. Proxy Statement 61

Proxy Statement

AUDIT MATTERS
ITEM 3: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020
The audit committee at its February 2020 meeting appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2020. The board of directors concurred with the audit committee’s decision. Deloitte & Touche LLP has served as our independent registered public accounting firm since fiscal year 2002.
Although your ratification vote will not affect the appointment or retention of Deloitte & Touche LLP for 2020, the audit committee will consider your vote in determining its appointment of our independent registered public accounting firm for the next fiscal year. The audit committee, in appointing our independent registered public accounting firm, reserves the right, in its sole discretion, to change an appointment at any time during a fiscal year if it determines that such a change would be in our best interests.
A representative of Deloitte & Touche LLP will be present at the annual meeting and will be available to respond to appropriate questions. We do not anticipate that the representative will make a prepared statement at the annual meeting; however, he or she will be free to do so if he or she chooses.

The board of directors recommends a vote “for” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2020.
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020 requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will count as votes against this proposal.
Annual Evaluation and Selection of Deloitte & Touche LLP
The audit committee annually evaluates the performance of its independent registered public accounting firm, including the senior audit engagement team, and determines whether to re-engage the current independent accounting firm or consider other firms. Factors considered by the audit committee in deciding whether to retain the current independent accounting firm include:

•
Deloitte & Touche LLP’s capabilities considering the complexity of our business and the resulting demands placed on Deloitte & Touche LLP in terms of technical expertise and knowledge of our industry and business;

•	the quality and candor of Deloitte & Touche LLP’s communications with the audit committee and management;

•	Deloitte & Touche LLP’s independence;

•
the quality and efficiency of the services provided by Deloitte & Touche LLP, including input from management on Deloitte & Touche LLP’s performance and how effectively Deloitte & Touche LLP demonstrated its independent judgment, objectivity, and professional skepticism;

•	external data on audit quality and performance, including recent Public Company Accounting Oversight Board reports on Deloitte & Touche LLP and its peer firms; and

•
the appropriateness of Deloitte & Touche LLP’s fees, tenure as our independent auditor, including the benefits of a longer tenure, and the controls and processes in place that help ensure Deloitte & Touche LLP’s continued independence.

Based on this evaluation, the audit committee and the board believe that retaining Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020, is in the best interests of our company and its stockholders.
In accordance with rules applicable to mandatory partner rotation, Deloitte & Touche LLP’s lead engagement partner for our audit was changed in 2017. The audit committee oversees the process for, and ultimately approves, the selection of the lead engagement partner.

62 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Audit Fees and Non-Audit Fees
The following table summarizes the aggregate fees that our independent registered public accounting firm, Deloitte & Touche LLP, billed or is expected to bill us for professional services rendered for 2019 and 2018:

	2019	2018
Audit Fees [1]	$2,919,950	$2,657,405
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees [2]	5,000	3,150
Total Fees [3]	$2,924,950	$2,660,555
Ratio of Tax and All Other Fees to Audit and Audit-Related Fees	0.2%	0.1%

[1]
Audit fees for 2019 and 2018 consisted of fees for the annual audit of our consolidated financial statements and internal control over financial reporting, statutory and regulatory audits, reviews of quarterly financial statements, comfort letters in connection with securities offerings, and other filings with the SEC.

[2]	All other fees relate to training.

[3]	Total fees reported above include out-of-pocket expenses related to the services provided of $310,000 for 2019 and $330,000 for 2018.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm
The audit committee pre-approved all services Deloitte & Touche LLP performed in 2019 in accordance with the pre-approval policy and procedures the audit committee adopted in 2003. This policy is designed to achieve the continued independence of Deloitte & Touche LLP and to assist in our compliance with Sections 201 and 202 of the Sarbanes-Oxley Act of 2002 and related rules of the SEC.
The policy defines the permitted services in each of the audit, audit-related, tax, and all other services categories, as well as prohibited services. The pre-approval policy requires management to submit annually for approval to the audit committee a service plan describing the scope of work and anticipated cost associated with each category of service. At each regular audit committee meeting, management reports on services performed by Deloitte & Touche LLP and the fees paid or accrued through the end of the quarter preceding the meeting. Management may submit requests for additional permitted services before the next scheduled audit committee meeting to the designated member of the audit committee, currently David M. Sparby, for approval. The designated member updates the audit committee at the next regularly scheduled meeting regarding any services approved during the interim period. At each regular audit committee meeting, management may submit to the audit committee for approval a supplement to the service plan containing any request for additional permitted services.
In addition, prior to approving any request for audit-related, tax, or all other services of more than $50,000, Deloitte & Touche LLP will provide a statement setting forth the reasons why rendering of the proposed services does not compromise Deloitte & Touche LLP’s independence. This description and statement by Deloitte & Touche LLP may be incorporated into the service plan or included as an exhibit thereto or may be delivered in a separate written statement.

MDU Resources Group, Inc. Proxy Statement 63

Proxy Statement

AUDIT COMMITTEE REPORT
The audit committee assists the board in fulfilling its oversight responsibilities and serves as a communication link among the board, management, the independent auditors, and the internal auditors. The audit committee (a) assists the board’s oversight of (i) the integrity of the company’s financial reporting process and system of internal controls, (ii) the company’s compliance with legal and regulatory requirements and the code of conduct, (iii) the independent auditors’ qualifications and independence, (iv) the performance of the company’s internal audit function and independent auditors, and (v) the company’s management of risks in the audit committee’s areas of responsibility; (b) arranges for the preparation of and approves the report that SEC rules require be included in the company’s annual proxy statement; (c) is also responsible for the appointment, compensation, retention, and oversight of the independent auditors including pre-approval of all audit and non-audit services by the independent auditors. The audit committee acts under a written charter which it reviews at least annually and a copy of which is available on our website.
Management has primary responsibility for the company’s financial statements and the reporting process, including the systems of internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements, issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, and assessing the effectiveness of the company’s internal controls over financial reporting. The audit committee oversees the company’s financial reporting process and internal controls on behalf of the board.
In performing its oversight responsibilities in connection with our financial statements for the year ended December 31, 2019, the audit committee:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;

•
received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence, and discussed with the independent auditors their independence; and

•
reviewed and pre-approved the services provided by the independent auditors other than their audit services and considered whether the provision of such other services by our independent auditors is compatible with maintaining their independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC. The audit committee has appointed Deloitte & Touche LLP as the company’s independent auditors for 2020. Stockholder ratifications of this appointment is included as Item 3 in these proxy materials.

David M. Sparby, Chair
Mark A. Hellerstein
Edward A. Ryan
Chenxi Wang

64 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

Who Can Vote?
Stockholders of record at the close of business on March 13, 2020, are entitled to vote each share they owned on that date on each matter presented at the meeting and any adjournment(s) thereof. As of March 13, 2020, we had 200,522,277 shares of common stock outstanding entitled to one vote per share.

Distribution of Our Proxy Materials Using Notice and Access
We distributed proxy materials to certain of our stockholders via the Internet under the SEC’s “Notice and Access” rules to reduce our costs and decrease the environmental impact of our proxy materials. Using this method of distribution, on or about March 27, 2020, we mailed a Notice Regarding the Availability of Proxy Materials (Notice) that contains basic information about our 2020 annual meeting and instructions on how to view all proxy materials, and vote electronically, on the Internet. If you received the Notice and prefer to receive a paper copy of the proxy materials, follow the instructions in the Notice for making this request and the materials will be sent promptly to you via the preferred method. Stockholders who do not receive the Notice will receive a paper copy of our proxy materials which will be sent on or about April 2, 2020.

How to Vote	You are encouraged to vote in advance of the meeting using one of the following voting methods, even if you are planning to attend the 2020 Annual Meeting of Stockholders.
Registered Stockholders: Stockholders of record who hold their shares directly with our stock registrar can vote any one of four ways:
Via the Internet: Go to the website shown on the Notice or Proxy Card, if you received one, and follow the instructions.
By Telephone: Call the telephone number shown on the Notice or Proxy Card, if you received one, and follow the instructions given by the voice prompts.

Voting via the Internet or by telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned a Proxy Card by mail. Your voting instructions may be transmitted up until 11:59 p.m. Eastern Time on May 11, 2020.

By Mail: If you received paper copies of the Proxy Statement, Annual Report, and Proxy Card, mark, sign, date, and return the Proxy Card in the postage-paid envelope provided.
In Person: Attend the annual meeting, or send a personal representative with an appropriate proxy, to vote by ballot at the meeting.

Beneficial Stockholders: Stockholders whose shares are held beneficially in the name of a bank, broker, or other holder of record (sometimes referred to as holding shares “in street name”), will receive voting instructions from said bank, broker, or other holder of record. If you wish to vote in person at the meeting, you must obtain a legal proxy from your bank, broker, or other holder of record of your shares and present it at the meeting.

See discussion below regarding the MDU Resources Group, Inc. 401(k) Plan for voting instructions for shares held under our 401(k) plan.

Revoking Your Proxy or Changing Your Vote	You may change your vote at any time before the proxy is exercised.
Registered Stockholders:
●
If you voted by mail: you may revoke your proxy by executing and delivering a timely and valid later dated proxy, by voting by ballot at the meeting, or by giving written notice of revocation to the corporate secretary.

● If you voted via the Internet or by telephone: you may change your vote with a timely and valid later Internet or telephone vote, as the case may be, or by voting by ballot at the meeting.
●
Attendance at the meeting will not have the effect of revoking a proxy unless (1) you give proper written notice of revocation to the corporate secretary before the proxy is exercised, or (2) you vote by ballot at the meeting.

Beneficial Stockholders: Follow the specific directions provided by your bank, broker, or other holder of record to change or revoke any voting instructions you have already provided. Alternatively, you may vote your shares by ballot at the meeting if you obtain a legal proxy from your bank, broker, or other holder of record and present it at the meeting.

MDU Resources Group, Inc. Proxy Statement 65

Proxy Statement

Discretionary Voting Authority
If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as the board recommends on each proposal. The individuals named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their discretion. Our bylaws set forth requirements for advance notice of any nominations or agenda items to be brought up for voting at the annual meeting, and we have not received timely notice of any such matters, other than the items from the board of directors described in this Proxy Statement.

Voting Standards
A majority of outstanding shares of stock entitled to vote must be present in person or represented by proxy to hold the meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the annual meeting.

If you are a beneficial holder and do not provide specific voting instruction to your broker, the organization that holds your shares will not be authorized to vote your shares, which would result in broker non-votes, on proposals other than the ratification of the selection of our independent registered public accounting firm for 2020.

The following chart describes the proposals to be considered at the annual meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:

Item No.	Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”

1	Election of Directors	For, against, or abstain on each nominee	A nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee.	No effect	No effect

2	Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon	Same effect as votes against	No effect

3	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2020	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon	Same effect as votes against	Brokers have discretion to vote

Proxy Solicitation
The board of directors is furnishing proxy materials to solicit proxies for use at the Annual Meeting of Stockholders on May 12, 2020, and any adjournment(s) thereof. Proxies are solicited principally by mail, but directors, officers, and employees of MDU Resources Group, Inc. or its subsidiaries may solicit proxies personally, by telephone, or by electronic media, without compensation other than their regular compensation. Okapi Partners, LLC additionally will solicit proxies for approximately $8,500 plus out-of-pocket expenses. We will pay the cost of soliciting proxies and will reimburse brokers and others for forwarding proxy materials to stockholders.

66 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Electronic Delivery of Proxy Statement and Annual Report Documents
For stockholders receiving proxy materials by mail, you can elect to receive an email in the future that will provide electronic links to these documents. Opting to receive your proxy materials online will save the company the cost of producing and mailing documents to your home or business and will also give you an electronic link to the proxy voting site.

●
Registered Stockholders: If you vote on the Internet, simply follow the prompts for enrolling in the electronic proxy delivery service. You may also enroll in the electronic proxy delivery service at any time in the future by going directly to http://enroll.icsdelivery.com/mdu to request electronic delivery. You may revoke an electronic delivery election at this site at any time.

●
Beneficial Stockholders: If you hold your shares in a brokerage account, you may also have the opportunity to receive copies of the proxy materials electronically. You may enroll in the electronic proxy delivery service at any time by going directly to http://enroll.icsdelivery.com/mdu to request electronic delivery. You may also revoke an electronic delivery election at this site at any time. In addition, you may also check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service or contact your bank or broker to request electronic delivery.

Householding of Proxy Materials
In accordance with a Notice sent to eligible stockholders who share a single address, we are sending only one Annual Report to Stockholders and one Proxy Statement to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record wishes to receive a separate Annual Report to Stockholders and Proxy Statement in the future, he or she may contact the Office of the Treasurer at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650, Telephone Number: (701) 530-1000. Eligible stockholders of record who receive multiple copies of our Annual Report to Stockholders and Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker, or other nominee can request householding by contacting the nominee.

We will promptly deliver, upon written or oral request, a separate copy of the Annual Report to Stockholders and Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered.

MDU Resources Group, Inc. 401(k) Plan
This Proxy Statement is being used to solicit voting instructions from participants in the MDU Resources Group, Inc. 401(k) Plan with respect to shares of our common stock that are held by the trustee of the plan for the benefit of plan participants. If you are a plan participant and also own other shares as a registered stockholder or beneficial owner, you will separately receive a Notice or proxy materials to vote those other shares you hold outside of the MDU Resources Group, Inc. 401(k) Plan. If you are a plan participant, you must instruct the plan trustee to vote your shares by utilizing one of the methods described on the voting instruction form that you receive in connection with shares held in the plan. If you do not give voting instructions, the trustee generally will vote the shares allocated to your personal account in accordance with the recommendations of the board of directors. Your voting instructions may be transmitted up until 11:59 p.m. Eastern Time on May 7, 2020.

Annual Meeting Admission and Guidelines
Admission: All stockholders as of the record date of March 13, 2020, are cordially invited and urged to attend the annual meeting. You must request an admission ticket to attend. If you are a stockholder of record and plan to attend the meeting, please contact MDU Resources by email at CorporateSecretary@mduresources.com or by telephone at 701-530-1010 to request an admission ticket. A ticket will be sent to you by mail.
If your shares are held beneficially in the name of a bank, broker, or other holder of record, and you plan to attend the annual meeting, you will need to submit a written request for an admission ticket by mail to: Investor Relations, MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506 or email at CorporateSecretary@mduresources.com. The request must include proof of stock ownership as of March 13, 2020, such as a bank or brokerage firm account statement or a legal proxy from the bank, broker, or other holder of record confirming ownership. A ticket will be sent to you by mail.
Requests for admission tickets must be received no later than May 1, 2020. You must present your admission ticket and state-issued photo identification, such as a driver’s license, to gain admittance to the meeting.
Guidelines: The business of the meeting will follow as set forth in the agenda which you will receive at the meeting entrance. The use of cameras or sound recording equipment is prohibited, except by the media or those employed by the company to provide a record of the proceedings. The use of cell phones and other personal communication devices is also prohibited during the meeting. All devices must be turned off or muted. No firearms or weapons, banners, packages, or signs will be allowed in the meeting room. MDU Resources Group, Inc. reserves the right to inspect all items, including handbags and briefcases, that enter the meeting room.

MDU Resources Group, Inc. Proxy Statement 67

Proxy Statement

Annual Meeting Admission and Guidelines (Continued)
Public Health Concerns:  We are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID-19) and the advisories or mandates that federal, state, and local governments and related agencies may issue. In the event it is not possible or advisable to hold our annual meeting as currently planned, we will announce additional or alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. Please monitor our company website at https://www.mdu.com for updated information. If you are planning to attend our meeting, please check our website the week of the meeting. As always, we encourage you to vote your shares prior to the annual meeting.

Conduct of the Meeting
Neither the board of directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. We have not been informed that any other matter will be presented at the meeting by others. However, if any other matters are properly brought before the annual meeting, or any adjournment(s) thereof, your proxies include discretionary authority for the persons named in the proxy to vote or act on such matters in their discretion.

Stockholder Proposals, Director Nominations, and Other Items of Business for 2021 Annual Meeting
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement. To be included in the proxy materials for our 2021 annual meeting, a stockholder proposal must be received by the corporate secretary no later than November 27, 2020, unless the date of the 2021 annual meeting is more than 30 days before or after May 12, 2021, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. The proposal must also comply with all applicable requirements of Rule 14a-18 under the Securities Exchange Act of 1934.

Director Nominations From Stockholders for Inclusion in Next Year’s Proxy Statement. If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in our proxy statement for the 2021 annual meeting through our proxy access bylaw provision, we must receive proper written notice of the nomination not later than 120 days or earlier than 150 days before the anniversary date that the definitive proxy statement was first released to stockholders in connection with the annual meeting, or between October 28, 2020 and November 27, 2020. In the event that the 2021 annual meeting is more than 30 days before or after May 12, 2021, the notice must be delivered no earlier than the 150th day prior to such meeting and no later than the 120th day prior to such meeting or the 10th day following the date on which public announcement of the meeting date is first made. In addition, the nomination must otherwise comply with the requirements in our bylaws. The requirements of such notice can be found in our bylaws, a copy of which is on our website, at www.mdu.com/governance.

Director Nominations and Other Stockholder Proposals Raised From the Floor at the 2021 Annual Meeting of Stockholders. Under our bylaws, if a stockholder intends to nominate a person as a director, or present other items of business at an annual meeting, the stockholder must provide written notice of the director nomination or stockholder proposal within 90 to 120 days prior to the anniversary of the most recent annual meeting. Notice of director nominations or stockholder proposals for our 2021 annual meeting must be received between January 12, 2021 and February 11, 2021, and meet all the requirements and contain all the information, including the completed questionnaire for director nominations, provided by our bylaws. The requirements for such notice can be found in our bylaws, a copy of which is on our website, at www.mdu.com/governance.

We will make available to our stockholders to whom we furnish this Proxy Statement a copy of our Annual Report on Form 10-K, excluding exhibits, for the year ended December 31, 2019, which is required to be filed with the SEC. You may obtain a copy, without charge, upon written or oral request to the Office of the Treasurer of MDU Resources Group, Inc., 1200 West Century Avenue, Mailing Address: P.O. Box 5650, Bismarck, North Dakota 58506-5650, Telephone Number: (701) 530-1000. You may also access our Annual Report on Form 10-K through our website at www.mdu.com.

By order of the Board of Directors,

Daniel S. Kuntz
Secretary
March 27, 2020

68 MDU Resources Group, Inc. Proxy Statement

	SCAN TO	▶
VIEW MATERIALS & VOTE

1200 WEST CENTURY AVENUE P.O. BOX 5650 BISMARCK, ND 58506-5650
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Internet or Phone, you do not need to mail the Proxy Card.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

			THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.						DETACH AND RETURN THIS PORTION ONLY

MDU RESOURCES GROUP, INC.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors:
	Nominees:			For	Against	Abstain
	1a.	Thomas Everist		☐	☐	☐	The Board of Directors recommends you vote FOR Items 2 and 3.		For	Against	Abstain

	1b.	Karen B. Fagg		☐	☐	☐	2.	Advisory Vote to Approve the Compensation Paid to the Company's Named Executive Officers.	☐	☐	☐

	1c.	David L. Goodin		☐	☐	☐	3.	Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for 2019.	☐	☐	☐

	1d.	Mark A. Hellerstein		☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
	1e.	Dennis W. Johnson		☐	☐	☐

	1f.	Patricia L. Moss		☐	☐	☐

	1g.	Edward A. Ryan		☐	☐	☐

	1h.	David M. Sparby		☐	☐	☐

	1i.	Chenxi Wang		☐	☐	☐

	1j.	John K. Wilson		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice Regarding the Availability of Proxy Materials, the Proxy Statement and Annual Report are available at www.proxyvote.com.

Admission to the Annual Meeting:
Stockholders of record must request an admission ticket to attend the annual meeting. To request an admission ticket, contact MDU Resources by email at CorporateSecretary@mduresources.com or by telephone at
701-530-1010. A ticket will be mailed to you. Requests must be received no later than May 1, 2020.

MDU RESOURCES GROUP, INC.
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 12, 2020, 11:00 a.m. CDT

This proxy is solicited by the Board of Directors.

The stockholder(s) hereby appoint(s) Dennis W. Johnson and Daniel S. Kuntz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MDU RESOURCES GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. CDT on May 12, 2020, at the MDU Service Center, 909 Airport Road, Bismarck, North Dakota 58504, and any adjournment or postponement thereof.

This proxy will also be used to provide voting instructions to John Hancock Trust Company LLC, as Trustee of the MDU Resources Group, Inc. 401(k) Retirement Plan, for any shares of Company common stock held in the plan.

Your vote is important! Ensure that your shares are represented at the meeting. Either (1) vote by Internet, (2) vote by phone, or (3) mark, date, sign, and return this proxy card in the postage-paid envelope provided. The deadline for voting by Internet and phone is 11:59 p.m. Eastern Time on Monday, May 11, 2020. The voting deadline for participants in the MDU Resources Group, Inc. 401(k) Retirement Plan is 11:59 p.m. Eastern Time on Thursday, May 7, 2020.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side